                                                                    EXHIBIT 10.1

                                                                [Execution Copy]

================================================================================

                              AMENDED AND RESTATED

                                CREDIT AGREEMENT


                         ------------------------------

                            Dated as of May 29, 1998

                                      among

                          STORMEDIA INTERNATIONAL, LTD.
                                       AND
                               STRATES PTE. LTD.,
                                  As Borrowers

                                       and
                             STORMEDIA INCORPORATED,
                               as Parent Guarantor

                                       and

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                    as Banks

                                       and

              CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY,
                                    as Agent

                                       and

                 BANQUE NATIONALE DE PARIS, SAN FRANCISCO BRANCH
                                   as Co-Agent



================================================================================

                                TABLE OF CONTENTS

                                                                                               Page
ARTICLE I                   DEFINITIONS......................................................   2
        SECTION 1.01.       DEFINED TERMS....................................................   2
        SECTION 1.02.       OTHER DEFINITIONAL PROVISIONS...................................   21

ARTICLE II                  THE TERM LOAN...................................................   22
        SECTION 2.01.       THE TERM LOAN...................................................   22
               (a)          The Term Loan...................................................   22
               (b)          Notations Regarding Term Loan...................................   22
        SECTION 2.02.       FEES............................................................   22
        SECTION 2.03.       REPAYMENT AND PREPAYMENT........................................   22
               (a)          Scheduled Principal Installments................................   22
               (b)          Optional Prepayment.............................................   23
               (c)          Mandatory Prepayment............................................   23
        SECTION 2.04.       INTEREST RATE AND PAYMENT DATES.................................   24
               (a)          Payment of Interest.............................................   24
               (b)          Base Rate Loans.................................................   24
               (c)          LIBO Rate Loans.................................................   24
               (d)          Interest After an Event of Default..............................   24
        SECTION 2.05.       CONTINUATION AND CONVERSION OPTIONS.............................   24
        SECTION 2.06.       COMPUTATION OF INTEREST AND FEES................................   25
               (a)          Calculations....................................................   25
               (b)          Determination by Agent..........................................   26

ARTICLE III                 GENERAL PROVISIONS CONCERNING
                            THE TERM LOAN...................................................   26
        SECTION 3.01.       USE OF PROCEEDS.................................................   26
        SECTION 3.02.       PAYMENTS........................................................   26
        SECTION 3.03.       PAYMENT ON NON-BUSINESS DAYS....................................   26
        SECTION 3.04.       REDUCED RETURN..................................................   26
        SECTION 3.05.       INDEMNITIES.....................................................   27
               (a)          General Indemnity...............................................   27
               (b)          Funding Losses..................................................   28
        SECTION 3.06.       FUNDING SOURCES.................................................   28
        SECTION 3.07.       INABILITY TO DETERMINE INTEREST RATE............................   28
        SECTION 3.08.       REQUIREMENTS OF LAW.............................................   29
        SECTION 3.09.       ILLEGALITY......................................................   30
        SECTION 3.10.       RIGHT TO REPLACE BANK...........................................   30
        SECTION 3.11.       TAXES...........................................................   30
               (a)          Payments........................................................   30
               (b)          Other Taxes.....................................................   31
               (c)          Indemnity.......................................................   31

               (d)          Evidence of Payment.............................................   32
               (e)          Forms...........................................................   32
               (f)          Change of Booking Office........................................   32
               (g)          Indemnities.....................................................   32
        SECTION 3.12.       SHARING OF PAYMENTS, ETC........................................   33

ARTICLE IV                  CONDITIONS TO EFFECTIVENESS.....................................   33
        SECTION 4.01.       CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT.........   33
               (a)          Documents.......................................................   33
               (b)          Restructuring Transactions......................................   34
               (c)          Perfection and Priority of Liens in Personal and Real Property..   35
               (d)          Evidence of Insurance...........................................   36
               (e)          Financial Statements............................................   36
               (f)          Cash Management.................................................   36
               (g)          No Material Adverse Change......................................   36
               (h)          Fees and Expenses...............................................   36
               (j)          No Legal Impediments............................................   37
               (k)          Agent Fees......................................................   37
               (l)          Further Documentation...........................................   37

ARTICLE V                   REPRESENTATIONS AND WARRANTIES..................................   37
        SECTION 5.01.       REPRESENTATIONS AND WARRANTIES..................................   37
               (a)          Organization; Subsidiaries......................................   37
               (b)          Due Authorization; No Conflict..................................   38
               (c)          Validity........................................................   39
               (d)          Capitalization..................................................   39
               (e)          Valid Issuance of Warrants......................................   40
               (f)          Financial Condition/Material Adverse Change.....................   40
               (g)          Litigation......................................................   40
               (h)          Employee Benefit Plans..........................................   41
               (i)          Disclosure......................................................   41
               (j)          Margin Stock....................................................   41
               (k)          Environmental Matters...........................................   41
               (l)          Employee Matters................................................   42
               (m)          Insurance.......................................................   42
               (n)          Year-2000 Compliance............................................   42
               (o)          Solvency........................................................   42
               (p)          Intellectual Property...........................................   42
               (q)          No Encumbrances.................................................   43

ARTICLE VI                  COVENANTS.......................................................   43
        SECTION 6.01.       AFFIRMATIVE COVENANTS...........................................   43
               (a)          Accounting System...............................................   43
               (b)          Financial Information...........................................   43

               (c)          Notices and Information.........................................   45
               (d)          Corporate Existence, Etc........................................   46
               (e)          Tax Returns.....................................................   47
               (f)          Payment of Taxes................................................   47
               (g)          Maintenance of Properties; Insurance............................   47
               (h)          Inspection......................................................   48
               (i)          Compliance with Laws, Etc.......................................   48
               (j)          Appraisals......................................................   49
               (k)          Outside Consultant..............................................   49
               (l)          Year 2000.......................................................   49
               (m)          No Setoffs or Counterclaims.....................................   49
               (n)          Employee Benefits...............................................   49
               (o)          Leases..........................................................   50
               (p)          Fiscal Year.....................................................   50
               (q)          Compliance with Material Contracts..............................   50
               (r)          Real Property; Collateral Access Agreements.....................   50
               (s)          Delivery of Documents After Effective Date......................   51
               (t)          Further Assurances..............................................   51
        SECTION 6.02.       NEGATIVE COVENANTS..............................................   51
               (a)          Indebtedness....................................................   51
               (b)          Liens...........................................................   52
               (c)          Restrictions on Fundamental Changes.............................   52
               (d)          Disposition of Assets...........................................   52
               (e)          Change Name.....................................................   52
               (f)          [Intentionally omitted.]........................................   52
               (g)          Acquisitions....................................................   53
               (h)          New Subsidiaries................................................   53
               (i)          Guarantee.......................................................   53
               (j)          Nature of Business..............................................   53
               (k)          Prepayments and Amendments......................................   53
               (l)          Change of Control...............................................   54
               (m)          Consignments....................................................   54
               (n)          Distributions...................................................   54
               (o)          Accounting Methods..............................................   54
               (p)          Investments.....................................................   54
               (q)          Transactions with Affiliates....................................   55
               (r)          Suspension......................................................   55
               (s)          Compensation....................................................   55
               (t)          Change in Location of Chief Executive Office;
                            Inventory and Equipment with Bailees............................   55
               (u)          No Prohibited Transactions Under ERISA..........................   55
               (v)          Financial Covenant..............................................   56
               (w)          Capital Expenditures............................................   56
               (x)          Securities Accounts.............................................   56

               (y)          Inactive Subsidiary.............................................   57
               (z)          Sales and Lease-Backs...........................................   57

ARTICLE VII                 EVENTS OF DEFAULT AND REMEDIES..................................   57
        SECTION 7.01.       EVENTS OF DEFAULT...............................................   57
               (a)          Failure to Pay..................................................   57
               (b)          [Intentionally Omitted].........................................   57
               (c)          Breach of  Certain Representations, Covenants,
                            Terms and Conditions............................................   57
               (d)          Material Adverse Change.........................................   58
               (e)          Cross Default...................................................   58
               (f)          Loan Party Insolvency Event.....................................   58
               (g)          Subsidiary Insolvency Event.....................................   58
               (h)          Injunction......................................................   59
               (i)          Writs and Levies................................................   59
               (j)          Government Levy.................................................   59
               (k)          Judgments and Encumbrances......................................   59
               (l)          Material Contracts..............................................   59
               (m)          Subordinated Indebtedness.......................................   60
               (n)          ERISA Violation.................................................   60
               (o)          Loan Documents..................................................   60
               (p)          Dissolution.....................................................   60
               (q)          Guarantors......................................................   61
               (r)          Foothill Overadvances...........................................   61
               (s)          Failure of Enforceability of Credit Documents; Security.........   61
        SECTION 7.02.       ACCELERATION....................................................   61

ARTICLE VIII                THE AGENT.......................................................   61
        SECTION 8.01.       AUTHORIZATION AND ACTION........................................   61
        SECTION 8.02.       AGENT'S RELIANCE, ETC...........................................   62
        SECTION 8.03.       CIBC [ASIA] LTD., CANADIAN IMPERIAL
                            BANK OF COMMERCE, NEW YORK AGENCY AND AFFILIATES................   62
        SECTION 8.04.       BANK CREDIT DECISION............................................   62
        SECTION 8.05.       INDEMNIFICATION.................................................   63
        SECTION 8.06.       SUCCESSOR AGENT.................................................   63
        SECTION 8.07.       AGENT AUTHORIZATION.............................................   63

ARTICLE IX                  MISCELLANEOUS...................................................   64
        SECTION 9.01.       AMENDMENTS, ETC.................................................   64
        SECTION 9.02.       NOTICES, ETC....................................................   64
        SECTION 9.03.       RIGHT OF SETOFF.................................................   64
        SECTION 9.04.       NO WAIVER; REMEDIES.............................................   65
        SECTION 9.05.       COSTS AND EXPENSES..............................................   65
        SECTION 9.06.       ADDITIONAL BANKS; ASSIGNMENTS; PARTICIPATIONS...................   65

        SECTION 9.07.       JOINT AND SEVERAL OBLIGATIONS...................................   67
        SECTION 9.08.       CO-BORROWER PROVISIONS..........................................   67
               (a)          Consents........................................................   67
               (b)          Waivers.........................................................   68
               (c)          Additional Waivers..............................................   70
               (d)          Subrogation Waiver..............................................   71
               (e)          Subordination of Claims.........................................   71
               (f)          Primary Obligations.............................................   71
        SECTION 9.09.       EFFECTIVENESS; BINDING EFFECT; GOVERNING LAW....................   71
        SECTION 9.10.       SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS...................   71
        SECTION 9.11.       WAIVER OF JURY TRIAL............................................   72
        SECTION 9.12.       CONSENT TO JURISDICTION; VENUE..................................   72
        SECTION 9.13.       ENTIRE AGREEMENT................................................   72
        SECTION 9.14.       SEPARABILITY OF PROVISIONS......................................   73
        SECTION 9.15.       OBLIGATIONS SEVERAL.............................................   73
        SECTION 9.16.       EXECUTION IN COUNTERPARTS.......................................   73
        SECTION 9.17.       1654 INTERPRETATION.............................................   73
        SECTION 9.18.       CONFIDENTIALITY.................................................   73
        SECTION 9.19.       NO NOVATION.....................................................   73
        SECTION 9.20.       MAXIMUM PERMISSIBLE RATE........................................   74

ARTICLE X                   GUARANTY........................................................   74
        SECTION 10.01.      GUARANTY OF THE GUARANTIED OBLIGATIONS..........................   74
        SECTION 10.02.      LIABILITY OF GUARANTOR ABSOLUTE.................................   75
        SECTION 10.03.      WAIVERS BY GUARANTOR............................................   77
        SECTION 10.04.      CONTINUING GUARANTY: TERMINATION OF GUARANTY....................   78
        SECTION 10.05.      BANKRUPTCY; POST-PETITION INTEREST;
                            REINSTATEMENT OF GUARANTY.......................................   78
        SECTION 10.06.      SUBORDINATION OF CLAIMS.........................................   78
        SECTION 10.07.      ADDITIONAL WAIVERS..............................................   79


ANNEXES

        Annex I             Financial Institutions and Pro Rata Shares
        Annex II            Lending Offices

EXHIBITS

        Exhibit A           Form of Notice of Conversion/Continuance
        Exhibit B           Assignment Agreement
        Exhibit C           Form of Collateral Access Agreement
        Exhibit D           Form of Compliance Certificate

SCHEDULES



        I                   Items to be Delivered After the Effective Date
        II                  Closing Document List
        III                 Evidence of Insurance
        IV                  List of Subsidiaries
        V                   Common Stock
        VI                  Litigation
        VII                 Employee Benefit Plans
        VIII                Disclosure
        IX                  Permitted Indebtedness
        X                   Permitted Liens
        XI                  Pro Forma Consolidated Balance Sheet
        XII                 Projections
        XIII                Environmental Disclosures

                      AMENDED AND RESTATED CREDIT AGREEMENT

        THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 29, 1998 (the "Agreement"), is entered into among STORMEDIA INTERNATIONAL, LTD., a Cayman Islands corporation ("SIL"), STRATES PTE. LTD., a Singapore corporation ("Strates" and together with SIL, the "Borrowers," each a "Borrower"), STORMEDIA INCORPORATED, a Delaware corporation (the "Parent Guarantor", and collectively with the Subsidiary Guarantors, as defined below, and the Borrowers, the "Loan Parties," each a "Loan Party"), the financial institutions named on Annex I hereof or who become parties hereto pursuant to Section 9.06(a) or otherwise, as Banks (each a "Bank" and collectively the "Banks"), CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as agent for the Banks, (the "Agent"), and BANQUE NATIONALE DE PARIS, SAN FRANCISCO BRANCH, as co-agent for the Banks (the "Co-Agent").


                                    RECITALS:

        A. The Borrowers, the Parent Guarantor, the Banks, the Agent, the Co-Agent, and Canadian Imperial Bank of Commerce, Singapore Branch, as the Designated Issuer ("Designated Issuer") have entered into that certain Credit Agreement dated as of August 23, 1996 (as amended, supplemented or otherwise modified through the date hereof, the "Existing Credit Agreement").

        B. On December 31, 1997, StorMedia Foreign Sales Corporation, a U.S. Virgin Islands corporation and wholly-owned Subsidiary of Parent Guarantor ("FSC"), acquired all of the outstanding capital stock of Akashic Memories Corporation, a California corporation ("Akashic") through the merger of StorMedia Acquisition Corporation, a California corporation and wholly-owned Subsidiary of FSC with and into Akashic. In connection with such acquisition, certain of the other Loan Parties purchased the patents and applications pending in Akashic's parent corporation, Kubota Corporation.

        C. Pursuant to a series of consents and limited waivers, the Agent, the Co-Agent, the Banks and the Designated Issuer deferred certain principal payments in respect of the Term Loan and waived certain Events of Default arising out of the Loan Parties' failure to comply with certain provisions of the Existing Credit Agreement.

        D. The Parent Guarantor, the Borrowers and the other Loan Parties propose to enter into a financial restructuring (the "Restructuring"), pursuant to which, among other things, one or more of the Loan Parties will consummate
(i) the financing transactions contemplated by the Foothill Group Financing Documents, (ii) the Equity Investment and (iii) the issuance of the Seagate Subordinated Debt;

        F. In connection with the Restructuring, the Loan Parties, the Banks, the Agent and the Co-Agent desire to amend and restate the Existing Credit Agreement in its entirety (the

Existing Credit Agreement, as so amended and restated, and the Second Amended and Restated Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time, collectively, this "Agreement"), it being understood and agreed that (i) with respect to any date or time period occurring and ending prior to the Effective Date, the rights and obligations of the parties thereto shall be governed by the Existing Credit Agreement (including without limitation the Exhibits and Schedules thereto) and other Loan Documents (as defined therein), (ii) the aggregate principal amount of the Term Loan outstanding on the Effective Date (after giving effect to the application of the principal payment required pursuant to Section 4.01 of this Agreement on the Effective
Date) shall continue to constitute the Term Loan under (and shall be subject to the terms and provisions of) this Agreement and, together with all other Obligations, shall continue to be secured by the Collateral and (iii) with respect to any date or time period occurring or ending on or after the Effective Date, the rights and obligations of the parties hereto shall be governed by this Agreement (including without limitation the Exhibits and Schedules hereto) and the other Loan Documents (as defined herein); provided, however, that, as of the Effective Date, the rights and obligations of the parties hereto shall be governed by this Agreement and no Event of Default or Potential Event of Default under the Existing Credit Agreement shall constitute an Event of Default or Potential Event of Default under this Agreement.


        NOW THEREFORE, in consideration of the promises and the agreements, provisions and comments herein contained, the Loan Parties, Banks, Co-Agent and Agent agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

        SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

        "Accounts": All rights of a Person to payment for goods sold or leased or for services rendered, no matter how evidenced, including accounts receivable, contract rights, notes, drafts, chattel paper, acceptances and other forms of obligations and receivables so long as the right to such payment has been earned (entitlement to recognize revenue under GAAP) but regardless of whether an invoice for such amount has been rendered so long as the failure to render such invoice is in accordance with the payment schedule set forth in the underlying contract.

        "Adjusted Net Worth": As of any date of determination, the sum of (i) the consolidated net worth (determined in accordance with GAAP) of Parent Guarantor and its Subsidiaries, on a consolidated basis, and (ii) the outstanding principal balance of Subordinated Indebtedness; and (iii) without duplication, the outstanding liquidation preference (excluding rights with respect to dividends) of any preferred stock of Parent Guarantor that is recharacterized as a liability and not equity under GAAP.

        "Affiliate": As applied to any Person, any Person directly or indirectly controlling, controlled by or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

        "Agent":  As set forth in the introductory paragraph of this Agreement.

        "Agreement":  As set forth in the recitals of this Agreement.

        "Akashic": As set forth in the recitals of this Agreement.

        "Akashic Collateral Assignment": The Collateral Assignment, Patent Mortgage and Security Agreement dated as of the date hereof between Akashic and Agent.

        "Akashic Security Agreement": The Subsidiary Guarantor Security Agreement dated as of the date hereof between Akashic and Agent.

        "AKT": Strates Sdn. Bhd., a Malaysian corporation formerly known as Akashic Kubota Technologies Sdn. Bhd. and wholly-owned Subsidiary of Akashic.

        "AKT Collateral Assignment": The Collateral Assignment, Patent Mortgage and Security Agreement dated as of the date hereof between AKT and Agent.

        "AKT Debenture": The Debenture dated as of the date hereof between AKT and Agent.

        "AKT Security Agreement": The Subsidiary Guarantor Security Agreement dated as of the date hereof between AKT and Agent.

        "AKT Share Charge": The Memorandum of Deposit/Share Charge dated as of the date hereof between Akashic and Agent regarding the pledge by Akashic of all of the issued and outstanding shares of AKT.

        "Assignment Agreement": An Assignment Agreement in substantially the form of Exhibit B.

        "Bank" or "Banks": As set forth in the introductory paragraph of this Agreement.

        "Base Rate": The higher of (i) the rate of interest announced from time to time by Canadian Imperial Bank of Commerce in New York, New York as its Prime Commercial Lending Rate and (ii) the sum of one-half of one percent (.5%) plus the Federal Funds Rate on the day prior to the date on which the Base Rate is to be determined. The Prime Commercial Lending Rate is a reference rate; the Agent may make loans at, above or below the Prime

Commercial Lending Rate. In any event, the Base Rate shall not exceed the maximum interest rate permitted under applicable law.

        "Base Rate Loans": Loans hereunder at such time as they accrue interest at a rate based upon the Base Rate.

        "Benefit Plan": A "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any of the Loan Parties or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

        "Borrowers": As set forth in the introductory paragraph of this Agreement.

        "Borrower Security Agreement": The Amended and Restated Borrower Security Agreement dated as of the date hereof among Borrowers and the Agent.

        "Borrowing Base": As defined in Section 2.1 of the Foothill Group Agreement.

        "Business Day": A day other than a Saturday, Sunday or a day on which commercial banks in Singapore, New York, New York, Boston, Massachusetts, San Francisco, California or London, England are authorized or required by law to close.

        "Capital Lease": As applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

        "Certificate of Designation": The Certificate of Designations of Series A 9% Convertible Preferred Stock in connection with the Equity Investment.

        "Change of Control": Shall be deemed to have occurred at such time as:
(a) a "Change of Control" (as such term is defined in the Foothill Group Agreement) occurs; (b) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Act), directly or indirectly, of more than 10% of the total voting power of all classes of Stock then outstanding of Parent Guarantor entitled to vote in the election of directors; (c) a majority of members of the board of directors of Parent Guarantor shall not be Continuing Directors; or (d) unless disposed of in accordance with the Intercreditor Agreement, Parent Guarantor shall cease to own and control, directly or indirectly and of record, 100% of the issued and outstanding capital Stock of each of the Borrowers and Subsidiary Guarantors. The foregoing notwithstanding, there shall not be a Change of Control as the result of any increase in Stock ownership by any shareholder of Parent Guarantor that is a shareholder of Parent Guarantor on the Effective Date, or as the result of the exercise of any warrants to acquire Stock of Parent Guarantor outstanding on the Effective Date.

        "CIBCAL": As defined in Section 8.03 of this Agreement.

        "CIBC NYA": As defined in Section 8.03 of this Agreement.

        "Class A Common Stock": Class A Common Stock, par value $0.013 per share, of the Parent Guarantor.

        "Closing Document List": As defined in Section 4.01(a)(vi), and attached hereto as Schedule II.

        "Co-Agent": As set forth in the introductory paragraph of this Agreement.

        "Collateral": With respect to (i) any Borrower, "Collateral" as defined in the Borrower Security Agreement, (ii) the Parent Guarantor, "Collateral" as defined in the Parent Guarantor Security Agreement and (iii) any Subsidiary Guarantor, "Collateral" as defined in the Subsidiary Guarantor Security Agreement to which such Subsidiary Guarantor is a party.

        "Collateral Access Agreement": Any landlord waiver substantially in the form of Exhibit C (with such modifications as the Agent may approve in its discretion), and any mortgagee waiver, bailee letter or any similar acknowledgment agreement of any warehouseman or processor in possession of any Inventory or Equipment in each case in form and substance reasonably satisfactory to the Agent.

        "Collateral Assignments": The Strates Collateral Assignment, the SIL Collateral Assignment, the Parent Guarantor Collateral Assignment, the FSC Collateral Assignment, the AKT Collateral Assignment and the Akashic Collateral Assignment.

        "Collections": All cash, checks, notes, instruments and other forms of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds and tax refunds).

        "Compliance Certificate": A certificate substantially in the form of Exhibit D and delivered by the chief accounting officer of each Borrower to the Agent.

        "Consolidated Capital Expenditures": For any period, the Dollar amount of gross expenditures (including that portion of any Capital Lease which is capitalized on the consolidated balance sheet of the Parent Guarantor and its Subsidiaries) incurred by the Parent Guarantor and its Subsidiaries during such period for Fixed Assets, and renewals, improvements and replacements thereto required to be included in "capital expenditures," "additions to property, plant or equipment" or comparable items in the consolidated statement of operations of the Parent Guarantor and its Subsidiaries in conformity with GAAP, excluding, however, expenditures of insurance proceeds received as the result of damage or destruction of the property being replaced.

        "Consolidated Net Income": For any period, on a consolidated basis in conformity with GAAP, the net income (or loss) after income taxes of the Parent Guarantor and its Subsidiaries for such period.

        "Continuing Directors": As of any date of determination, a member of the board of directors of Parent Guarantor who (a) was a member of the board of directors of Parent Guarantor on the Effective Date, or (b) was nominated to be a member of the board of directors of Parent Guarantor by a majority of the Continuing Directors then in office to fill a vacancy left by the death, expiration of term, permanent disability, or resignation of a Continuing Director.

        "Contractual Obligations": With respect to any Person, any provision of any securities issued by such Person or of any lease, contract, franchise, agreement, guaranty, instrument or undertaking to which such Person is a party or by which such Person is a party or by which such Person or any of its properties is bound.

        "Control Agreement": An agreement, in form and substance reasonably satisfactory to the Agent, between the applicable Loan Party, the Agent, and the applicable securities intermediary with respect to the applicable Securities Account and related Investment Property.

        "Convertible Securities": As defined in Section 5.01(d)(ii).

        "Debenture A": The Debenture dated August 23, 1996 executed by SIL in favor of the Agent.

        "Debenture B": The Debenture dated August 23, 1996 executed by Strates in favor of the Agent.

        "Debenture C": The Debenture dated January 24, 1997 executed by SIL in favor of the Agent.

        "Debenture D: The Debenture dated January 22, 1997 executed by Strates in favor of the Agent.

        "Debenture E": The Debenture dated as of the date hereof executed by SIL in favor of the Agent.

        "Debenture F": The Debenture dated as of the date hereof executed by Strates in favor of the Agent.

        "Debenture G": The Debenture dated as of the date hereof executed by SIL in favor of the Agent.

        "Debenture H": The Debenture dated as of the date hereof executed by Strates in favor of the Agent.

        "Designated Issuer": As defined in the recitals to this Agreement.

        "Dilution": With respect to any Person and in each case based upon the experience of the immediately prior three (3) months, the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising, returns, promotions, credits, or other dilutive items with respect to the Accounts, by
(b) such Person's Collections (excluding extraordinary items) plus the Dollar amount of clause (a).

        "Dollars and $": Dollars in lawful currency of the United States of America.

        "Effective Date": As defined in Section 4.01 hereof.

        "Employee Benefit Plan": Any Pension Plan, any employee welfare benefit plan, or any other employee benefit plan which is described in Section 3(3) of ERISA and which is maintained for employees of Loan Parties or any ERISA Affiliate of any Loan Party.

        "Equipment": With respect to (i) any Borrower, "Equipment" as defined in the Borrower Security Agreement, (ii) the Parent Guarantor, "Equipment" as defined in the Parent Guarantor Security Agreement and (iii) any Subsidiary Guarantor, "Equipment" as defined in the Subsidiary Guarantor Security Agreement to which such Subsidiary Guarantor is a party.

        "Equity Investment": Investment in the Parent Guarantor pursuant to which Prudential Private Equity Investors, III, L.P. will purchase $5,000,000 of convertible preferred stock (8% coupon) and warrants for a number of shares of Class A Common Stock equal to 2,500,000 divided by the market price of Class A Common Stock and Capital Ventures International will purchase $3,000,000 of convertible preferred stock (8% coupon) and warrants for a number of shares of Class A Common Stock equal to 1,500,000 divided by the market price of Class A Common Stock, documentation of which shall be in form and substance satisfactory to the Banks.

        "Equity Issuance": As applied to any Person, the sale or issuance by such Person of (i) any capital stock of such Person, (ii) any options, warrants or other similar rights exercisable in respect of such capital stock, (iii) any other security or instrument representing an equity interest (or the right to obtain an equity interest) in such Person or (iv) any subordinated debt if such Indebtedness is treated by GAAP as equity.

        "ERISA": The Employee Retirement Income Security Act of 1974, 29 U.S.C. Sections 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

        "ERISA Affiliate": (a) Any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of the Loan Parties under Internal Revenue Code Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of the Loan Parties under Internal Revenue Code Section 414(c),
(c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Loan Party is a member under Internal Revenue Code Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, any party subject to ERISA that is a party to an arrangement with any Loan Party and whose employees are aggregated with the employees of any Loan Party under Internal Revenue Code Section 414(o).

        "ERISA Event": (a) A Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under
Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to
Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Loan Party or any ERISA Affiliate from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the Internal Revenue Code by any Loan Party or any ERISA Affiliate.

        "Event of Default":  As defined in Section 7.01.

        "Excess Cash Flow": With respect to any Fiscal Year of the Parent Guarantor and its Subsidiaries, the excess, if any, of:

               (a) the sum, without duplication, of (i) Consolidated Net Income for such Fiscal Year, (ii) an amount equal to the amount of all non-cash charges deducted in arriving at such Consolidated Net Income, (iii) decreases in Working Capital for such Fiscal Year, (iv) extraordinary gains which are cash items not included in the calculation of Consolidated Net Income and (v) the aggregate non-cash loss on the disposition of property by the Parent Guarantor and its Subsidiaries during such Fiscal Year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income; over

               (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Parent Guarantor and its Subsidiaries in cash during such Fiscal Year on account of Consolidated Capital Expenditures (excluding (A) the principal amount of Indebtedness incurred in connection with such expenditures, (B) any such expenditures financed with the proceeds from sales of fixed assets, and (C) any Consolidated Capital Expenditures in such Fiscal Year to the extent in excess of the amount permitted to be made in such Fiscal Year under this Agreement), (iii) the aggregate amount of all payments of revolving loans under the Foothill Group Agreement and accompanying permanent optional reductions of the revolving credit commitment of the Foothill Group and all optional prepayments of the Term Loan during such Fiscal

        Year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loan) of the Parent Guarantor and its Subsidiaries (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Working Capital for such Fiscal Year, (vi) extraordinary losses which are cash items not included in the calculation of Consolidated Net Income and
        (vii) an amount equal to the aggregate non-cash gain on the disposition of property by the Parent Guarantor and its Subsidiaries during such Fiscal Year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income.

        "Existing Credit Agreement": As set forth in the recitals to this Agreement.

        "Federal Funds Rate": On any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

        "Fee Letter": That certain letter agreement dated as of May 29, 1998 pursuant to which the Loan Parties agree to pay to the Agent and the Banks non-refundable fees in an amount separately agreed to between such parties.

        "Financial Institution": Any (i) bank, savings bank, savings and loan association or insurance company, (ii) pension plan or portfolio or investment fund managed or administered by any bank, savings bank, savings and loan association or insurance company, (iii) investment company owned by any bank, savings bank, savings and loan association or insurance company, or (iv) investment banking company or other investment fund.

        "Fiscal Year": The fiscal year of the Loan Parties for accounting and tax purposes, which shall be the twelve-month period ending on December 31 of each calendar year.

        "Fixed Assets": All real property, plant and Equipment of the Loan Parties.

        "Foothill Bridge Term Loan": As defined in Section 2.2 of the Foothill Group Agreement.

        "Foothill Group": Foothill Capital Corporation in its individual capacity and as the Foothill Group Agent, Madeleine, L.L.C., and any other person holding any Foothill Group Claim, and each of them, collectively and individually.

        "Foothill Group Agent": Foothill Capital Corporation, a California corporation, acting as agent for the members of the Foothill Group pursuant to the Foothill Group Financing Documents, and any successor agent thereunder.

        "Foothill Group Agreement": That certain Loan and Security Agreement, dated as of May 29, 1998, between Parent Guarantor and Akashic, on the one hand and, on the other hand, the Foothill Group, as the same may from time to time be amended, modified, renewed, extended or restated.

        "Foothill Group Claims": All present and future claims of the Foothill Group against the Loan Parties for the payment of money arising under or related to the Foothill Group Financing Documents.

        "Foothill Group Financing Documents": The Foothill Group Agreement and all present and future notes, guaranties, reimbursement agreements, security documents or other documents or agreements in any way related to, evidencing, or documenting the Foothill Group Claims, as the same may from time to time be amended, restated, supplemented, modified, renewed, extended, replaced, or refinanced.

        "FSC":  As set forth in the recitals to this Agreement.

        "FSC Collateral Assignment": The Collateral Assignment, Patent Mortgage and Security Agreement to be executed by FSC and Agent after the date hereof if required pursuant to the terms of the FSC Security Agreement.

        "FSC Security Agreement": The Amended and Restated Subsidiary Guarantor Security Agreement dated as of the date hereof between FSC and Agent.

        "Funded Debt": With respect to any Person, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Leases, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of the Loan Parties, the Obligations and all other obligations under the Loan Documents.

        "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

        "General Intangibles": All of each Loan Party's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

        "Governing Documents": The certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

        "Governmental Authority": Any nation or government, any state or other political subdivision thereof and any entity exercising executive legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Guarantied Obligations": As defined in Section 10.01 of this Agreement.

        "Guarantors":  The Parent Guarantor and the Subsidiary Guarantors.

        "Hazardous Materials": (a) Substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

        "Highest Lawful Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Term Loan or on other Obligations, as the case may be, under the laws of any jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement.

        "Indebtedness": As applied to any Person, (a) all obligations of such Person for borrowed money, (b) all obligations of any Person evidenced by bonds, debentures, notes, or other similar instruments (except for and excluding notes given to trade creditors with respect to trade payables of any Loan Party as to which such Loan Party has been granted extended payment terms) and all reimbursement or other obligations of any Person in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
(c) all obligations of any

Person under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of any Person, irrespective of whether such obligation or liability is assumed, (e) any obligation of any Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person, (f) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; and (g) any obligation owed for all or part of the deferred purchase price of property or services which purchase price is (i) due more than twelve months from the date of incurrence of the obligation in respect thereof, or (ii) evidenced by a note or similar written instrument.

        "Indemnified Liabilities": As defined in Section 3.05(a) of this Agreement.

        "Indemnified Person": As defined in Section 3.05(a) of this Agreement.

        "Insolvency Event": As defined in Section 7.01(f) of this Agreement.

        "Intellectual Property": As defined in Section 5.01(p) of this
Agreement.

        "Interbank Agreement": That certain Amended and Restated Interbank Agreement dated as the date hereof by and among the Agent, the Co-Agent, the Banks and CIBC [Asia] Ltd., and acknowledged and agreed to by each of the Loan Parties.

        "Intercreditor Agreement": That certain Intercreditor Agreement, dated as of May 29, 1998, between the Foothill Group Agent for and on behalf of the Foothill Group and the Agent for and on behalf of the Banks, in form and substance satisfactory to the Agent and the Banks.

        "Interest Payment Date": As to any Base Rate Loan until paid in full, the Maturity Date and, the last day of each calendar month, commencing on the first of such days to occur after such Loan is made, converted or continued as a Base Rate Loan. As to any LIBO Rate Loan, until payment in full, the last day of such Interest Period and the Maturity Date.

        "Interest Period":  With respect to any LIBO Rate Loan:

                            (i) initially, the period commencing on the
borrowing or conversion date with respect to such LIBO Rate Loan and ending one month thereafter as selected by Borrowers in their notice of borrowing or conversion as provided in Section 2.05, respectively; and

                            (ii) thereafter, each period commencing on the last
day of the next preceding Interest Period applicable to such LIBO Rate Loan and ending one month thereafter as selected by Borrowers in their notice of continuation as provided in Section 2.05;

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

               (a) if any Interest Period for a LIBO Rate Loan would otherwise end on a day that is not a LIBO Business Day, that Interest Period shall be extended to the next succeeding LIBO Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding LIBO Business Day;

               (b) Borrowers may not select an Interest Period with respect to any portion of principal of a LIBO Rate Loan which extends beyond the Maturity Date; and

               (c) there shall be no more than five (5) Interest Periods with respect to LIBO Rate Loans outstanding at any time.

        "Internal Revenue Code" or "IRC": The Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

        "Inventory": With respect to (i) any Borrower, "Inventory", as defined in the Borrower Security Agreement, (ii) the Parent Guarantor, "Inventory" as defined in the Parent Guarantor Security Agreement and (iii) any Subsidiary Guarantor, "Inventory", as defined in the Subsidiary Guarantor Security Agreement to which such Subsidiary Guarantor is a party.

        "Investment":  As defined in Section 6.02(p).

        "Investment Property": "Investment property" as that term is defined in
Section 9115 of the California Commercial Code.

        "Lending Office": For each Bank, the office specified opposite such Bank's name on Annex II hereto with respect to Base Rate Loans, and LIBO Rate Loans, respectively.

        "Letter of Credit Agreements": Three separate Letter of Credit Agreements in substantially the form attached to the Interbank Agreement, among the Agent, the Guarantor and each of Fleet National Bank, Sanwa Bank California, and Union Bank of California, N.A., respectively.

        "LIBO Business Day": A day which is a Business Day and a day on which dealings in Dollar deposits may be carried out in the London interbank market.

        "LIBO Rate": For each Interest Period for which the LIBO Rate is selected, (i) the rate of interest determined by the Agent that is equal to the London Interbank Offered Rate for U.S. Dollar deposits for the relevant Interest Period and in the approximate amount of the relevant LIBO Rate Loan that appears on the display appearing on page 3750 (under USD) of the Telerate Services Incorporated Screen (or such other display as may replace such page on the Telerate Screen) at 11:00 a.m. (London time) on the day that is two (2) LIBO Business Days prior to the first day of such Interest Period, divided by (ii) a number equal to 1.00 minus the aggregate (but without duplication) of the rates, if any (expressed as a decimal) of reserve requirements in effect on the day that is two (2) LIBO Business Days prior to the beginning of such Interest Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as in effect at the time the Agent quotes the rate to Borrowers) for Eurocurrency funding of domestic assets (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of such System (such rate to be adjusted to the next higher 1/16 of 1%).

        "LIBO Rate Loans": Loans hereunder at such time as they accrue interest at a rate based upon the LIBO Rate.

        "Lien": Any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease having the same economic effect as any of the foregoing, and any agreement to give any security interest).

        "Loan":  The Term Loan.

        "Loan Documents": This Agreement, the Fee Letter, the Security Agreements, the Collateral Assignments, Debenture A, Debenture B, Debenture C, Debenture D, Debenture E, Debenture F, Debenture G and Debenture H, the Strates Legal Assignments, the AKT Debenture, the SIL Share Mortgage, the AKT Share Charge, the Subsidiary Guaranty, the Interbank Agreement, the Side Letter, the Letter of Credit Agreements and the letters of credit issued pursuant thereto, the Intercreditor Agreement, the Seagate Subordination Agreement, the Warrants, the Warrant Purchase Agreement, the Warrant Agreement Side Letter, the Release Agreement and each other certificate or document delivered by any of the Loan Parties to the Agent or any Bank prior to the date hereof or pursuant to Article IV, any amendment to this Agreement or any other Loan Document, any waiver to this Agreement or any other Loan Document, and any other agreement entered into now, or in the future, certificate or document delivered by any Loan Party to the Agent or any Bank which by its terms states that it is a Loan Document under this Agreement.

        "Loan Party" or "Loan Parties": As set forth in the introductory paragraph of this Agreement.

        "Majority Banks": As of any date of determination, Banks which are collectively owed at least 51.0% of the then aggregate unpaid principal amount of the Term Loan. For purposes of this definition, CIBC [Asia] Ltd. shall be deemed to have fully drawn each letter of credit issued by the Banks party to the Letter of Credit Agreements.

        "Material Adverse Change": (a) A material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of any Loan Party, (b) the material impairment of any Loan Party's ability to perform its obligations under the Loan Documents to which it is a party or of the Agent or Banks to enforce the

Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that the Banks would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral, or (d) a material impairment of the priority of the Liens with respect to the Collateral.

        "Material Contract": Any contractual obligation to which a Loan Party is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew is reasonably likely to create a Material Adverse Change.

        "Maturity Date": May 29, 2000.

        "Multiemployer Plan": A "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for employees of Loan Parties or any ERISA Affiliate of Loan Parties.

        "Negotiable Collateral": All of a Person's present and future letters of credit, notes, drafts, instruments, Investment Property, documents, personal property leases (wherein such Person is the lessor), chattel paper, and Books relating to any of the foregoing.

        "Net Sale Consideration": As defined in the Intercreditor Agreement.

        "Obligations": The principal balance of the Term Loan, together with all interest (including any interest that, but for the provisions of the United States Bankruptcy Code, would have accrued), liabilities, obligations, fees, charges, costs or expenses (including any fees or expenses that, but for the provisions of the United States Bankruptcy Code, would have accrued), guaranties, covenants, and duties owing by Loan Parties to the Banks of any kind and description arising under, in connection with, related to, or incidental to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and further including all interest not paid when due and all of the expenses of the Banks pursuant to Section 9.05 hereof that Loan Parties are required to pay or reimburse the Banks by the Loan Documents, by law or otherwise, as any of the same may from time to time be amended, modified, extended, renewed, restated, or increased by agreement.

        "Option Rights":  As defined in Section 5.01(d)(ii).

        "Other Taxes":  As defined in Section 3.11(b).

        "Parent Guarantor": As set forth in the introductory paragraph of this Agreement.

        "Parent Guarantor Collateral Assignment": The Amended and Restated Collateral Assignment, Patent Mortgage and Security Agreement dated as of the date hereof between Parent Guarantor and Agent.

        "Parent Guarantor Security Agreement": The Amended and Restated Parent Guarantor Security Agreement dated as of the date hereof between the Parent Guarantor and the Agent.

        "Pension Plan": Any employee plan which is subject to Section 412 of the Internal Revenue Code and which is maintained for employees of Guarantor or any ERISA Affiliate of Guarantor other than a Multiemployer Plan.

        "Permitted Investments": (a) Direct obligations of the United States of America, or any agency thereof if backed by the full faith and credit of the United States of America, or obligations fully guaranteed by the United States of America, or any agency thereof if backed by the full faith and credit of the United States of America, in each case denominated in Dollars and maturing within one (1) year from the date of creation thereof, (b) commercial paper, denominated in Dollars, issued by a corporation (other than Loan Parties or any Affiliate of any Loan Party) organized under the laws of any State of the United States of America or the District of Columbia maturing within one (1) year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency, (c) time deposits denominated in Dollars and maturing within one (1) year from the date of creation thereof with, including certificates of deposit issued by, any office located in the United States of America of any bank or trust company which is organized under the laws of the United States of America or any state thereof and has capital, surplus, and undivided profits aggregating at least $500,000,000, or (d) shares of any money market mutual fund holding only obligations denominated in Dollars rated at least AAA or the equivalent thereof by Standard & Poor's Corporation or at least AAA or the equivalent thereof by Moody's Investors Service, Inc.; provided that, to the extent any such investment is made with Collateral, such investment shall not be a Permitted Investment unless the security interest of the Agent therein is perfected.

        "Permitted Liens": (a) Liens held by the Agent for the benefit of the Banks, (b) Liens for unpaid taxes that either (i) are not yet due and payable or
(ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule X,
(d) (i) the interests of lessors under operating leases, and (ii) purchase money Liens and the interests of lessors under Capital Leases to the extent that the acquisition or lease of the underlying asset is permitted under Section 6.02(w) and so long as the Lien only attaches to the asset purchased or acquired and proceeds thereof and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of the Loan Parties and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with the procurement of utilities, the securing in ordinary course of business of guaranties of repatriation of workers expatriated from the Peoples Republic of China to Singapore or Malaysia, or the obtaining of Worker's Compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of the Loan Parties and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of the Loan Parties, (i) Liens of or resulting from any judgment or award that reasonably could not be expected to result in a Material Adverse Change and as to which the time for appeal or petition for rehearing of which has not yet expired, or in respect of which the applicable Loan Party is in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (j) easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on real property of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by the applicable Loan Party or the value of any of the Agent's Liens thereon or therein, for the benefit of the Banks, or materially interfere with the ordinary conduct of the business of the Loan Parties, (k) subject to the terms and conditions of the Intercreditor Agreement, Liens on the properties and assets of the Loan Parties in favor of the Foothill Group Agent for the benefit of the Foothill Group, and (l) subject to the terms and conditions of the Subordination Agreement with respect to the Seagate Subordinated Debt, the Lien of Seagate on the Accounts of Parent Guarantor owed to Parent Guarantor by Seagate.

        "Permitted Protest": The right of the Loan Parties to protest any Lien other than any such Lien that secures the Obligations, tax (other than payroll taxes or taxes that are the subject of a foreign or United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of the applicable Loan Party in an amount that is reasonably satisfactory to the Agent, (b) any such protest is instituted and diligently prosecuted by the applicable Loan Party in good faith, and (c) the Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens in and to the Collateral.

        "Person": An individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

        "Plan": means any employee benefit plan, program, or arrangement, maintained or contributed to by any Loan Party or with respect to which it may incur liability.

        "Potential Event of Default": A condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

        "Pro Forma": The unaudited pro forma consolidated balance sheet of the Loan Parties, dated as of May 29, 1998 after giving effect to the transactions contemplated by this Agreement and the Restructuring, attached hereto as
Schedule XI.

        "Projections": The forecasted; (i) consolidated balance sheet of the Loan Parties; (ii) consolidated income statements of the Loan Parties; (iii) consolidated cash flow statements of the Loan Parties; (iv) consolidated capitalization statements of the Loan Parties and (v) compliance with the financial covenants set forth herein, all prepared by management of the Loan Parties on a basis consistent with the Loan Parties' historical financial statements for the period commencing on the Effective Date and ending in 2000, together with appropriate supporting details and a statement of underlying assumptions, attached hereto as
Schedule XII.

        "Real Property" With respect to any Person, all of such Person's present and future right, title and interest (including, without limitation any leasehold estate) in any plots, pieces or parcels of land, and any improvements, buildings, structure and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever.

        "Regulations T, U and X": Regulations T, U and X, respectively, promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time, and any successors thereto.

        "Release Agreement": The Release and Assurance of Future Nonimpairment dated as of the date hereof among the Loan Parties on the one hand, and the Agent, the Co-Agent, the Designated Issuer and the Banks on the other hand.

        "Reportable Event": Any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of thirty (30) days notice to the Pension Benefit Guaranty Corporation is waived under applicable regulations.

        "Requirement": As defined in Section 3.04 of this Agreement.

        "Responsible Officer": Any of the President, Chief Financial Officer, Controller, Assistant Controller or Treasurer of any Loan Party.

        "Restructuring":  As defined in the recitals to this Agreement.

        "Retiree Health Plan": An "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

        "Sale":  As defined in the Intercreditor Agreement.

        "Seagate": Seagate Technology, Inc., a Delaware corporation.

        "Seagate Settlement Documents": The written documentation entered into or to be entered into between the Parent Guarantor and Seagate relating to the termination of the existing supply agreement between the parties, the exchange of releases, and the incurrence of the Seagate Subordinated Debt, the form of substance of which shall be acceptable to the Agent and the Banks.

        "Seagate Subordinated Debt": Investment in the Parent Guarantor pursuant to which Seagate will purchase from the Parent Guarantor (i) subordinated debt in the principal amount of not less than $3,000,000 secured by a third priority security interest in Accounts owing from

Seagate to the Parent Guarantor and (ii) unsecured subordinated debt convertible into Class A Common Stock in the principal amount of $5,000,000 in the form of notes, the form and substance of which shall be acceptable to the Agent and the Banks.

        "Seagate Subordination Agreement": The Subordination Agreement dated as of May 29, 1998 among the Agent, the Foothill Group Agent and Seagate, in form and substance satisfactory to the Agent and the Banks.

        "S.E.C.": The United States Securities and Exchange Commission and any successor institution or body which performs the functions or substantially all of the functions thereof.

        "Securities Account": A "securities account" as that term is defined in
Section 8501 of the California Uniform Commercial Code.

        "Securities Act": Securities and Exchange Act of 1934.

        "Security Agreements": The Borrower Security Agreement, the Parent Guarantor Security Agreement and the Subsidiary Guarantor Security Agreements.

        "Side Letter": The amended and restated side letter agreement dated as of the date hereof among the Agent, the Co-Agent, the Banks and the Loan Parties.

        "SIL": As set forth in the introductory paragraph of this Agreement.

        "SIL Collateral Assignment": The Amended and Restated Collateral Assignment, Patent Mortgage and Security Agreement dated as of the date hereof between SIL and Agent.

        "SIL Share Mortgage": The Amended and Restated Mortgage dated the date hereof between the Parent Guarantor and Agent regarding the pledge of all of the issued and outstanding capital stock of SIL.

        "Solvent": With respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person (sold location by location to Persons intending to use those facilities for the purpose for which they were designed and constructed) is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

        "Stock": All shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the S.E.C. under the Securities Act, as amended).

        "Strates": As set forth in the introductory paragraph of this Agreement.

        "Strates Collateral Assignment": The Amended and Restated Collateral Assignment, Patent Mortgage and Security Agreement dated as of the date hereof between Strates and Agent.

        "Strates Legal Assignments": The Legal Assignments between Strates and Agent regarding the pledging of certain leasehold real property interests of Strates.

        "Subordinated Indebtedness: Indebtedness of a Loan Party that is the subject of a Subordination Agreement.

        "Subordination Agreement": A written subordination of indebtedness agreement in form and substance satisfactory to the Agent whereby indebtedness to a third Person is subordinated in right of payment to the Obligations.

        "Subsidiary": With respect to any Person, any corporation, partnership, limited liability company, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, limited liability company or joint venture or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, but such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. Unless the context requires otherwise, any reference to a Subsidiary herein or in any of the Loan Documents shall be deemed to be a reference to a Subsidiary of a Loan Party.

        "Subsidiary Guarantors": Akashic, AKT and FSC, in their capacity as guarantors pursuant to the Subsidiary Guaranty.

        "Subsidiary Guarantor Security Agreements": The FSC Security Agreement, the AKT Security Agreement and the FSC Security Agreement.

        "Subsidiary Guaranty": The Subsidiary Guaranty dated as of the date hereof executed by Akashic, AKT and FSC in favor of the Agent, the Co-Agent and the Banks.

        "Taxes": As defined in Section 3.11(a).

        "Term Loan": The Loans made in Dollars pursuant to the Existing Credit Agreement, the outstanding principal amount of which, after giving effect to the $10,000,000 principal payment to be made on the Effective Date, is $38,333,333.00.

        "Termination Event": (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations), or (ii) the withdrawal of any Loan Party or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(l) (2) or 4068(f) of ERISA, or (iii) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation, or (v) any other event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (vi) the imposition of a Lien pursuant to Section 412(n) of the Internal Revenue Code.

        "Warrant Agreement Side Letter": The Agreement re Exercise of Warrants by and among the Banks, dated as of the date hereof.

        "Warrant Purchase Agreement": The Warrant Purchase Agreement between the Parent Guarantor on the one hand, and each Bank on the other hand, dated as of the date hereof.

        "Warrants": The Stock Purchase Warrants with respect to the Class A Common Stock of the Parent Guarantor executed by the Parent Guarantor on the one hand, and each Bank on the other hand, dated the date hereof.

        "Wholly-Owned Subsidiary": A Subsidiary, all of the stock of every class which, except (a) directors' qualifying shares and (b) any shares issued to comply with local ownership legal requirements, is owned, directly or indirectly, by a Loan Party.

        "Working Capital": With respect to the Parent Guarantor and its Subsidiaries on a consolidated basis, (i) all current assets of the Parent Guarantor and its Subsidiaries as of any date of determination calculated in accordance with GAAP, but excluding cash, cash equivalents and debts due from Affiliates, minus (ii) all liabilities which should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, and the current portion of long-term debt required to be paid within one year.

        "Year 2000 Compliant": With regard to any Person, that all software in goods produced or sold by, or utilized by and material to the business operations or financial condition of, such

Person are able to interpret and manipulate data on and involving all calendared dates correctly and without causing any abnormal ending scenario, including in relation to dates in and after the year 2000.

        SECTION 1.02. OTHER DEFINITIONAL PROVISIONS.

               (a) All terms defined in this Agreement shall have the defined meanings when used in any Loan Document or any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

               (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto, accounting terms not defined in Section 1.01, and accounting terms partly defined in
Section 1.01 to the extent not defined, shall have the respective meanings given to them under GAAP, unless otherwise defined herein or therein, as the case may be. In the event that GAAP changes during the term of this Agreement such that the financial covenants contained in any affected subsection of Section 6.02 would then be calculated in a different manner or with different components, (i) Loan Parties and the Banks agree to negotiate to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Loan Parties' financial condition to substantially the same criteria as were effective prior to such change in GAAP and (ii) Loan Parties shall be deemed to be in compliance with the financial covenants contained in such Sections, pending reaching agreement on such amendment, following any such change in GAAP if and to the extent that Loan Parties would have been in compliance therewith under GAAP as in effect immediately prior to such change.

               (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All article, section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

               (d) So long as Loan Parties do not have any Subsidiaries, references to a Subsidiary or Subsidiaries in this Agreement shall be deemed to be deleted.

               (e) The terms defined in this Section 1.01 include the plural as well as the singular. Pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms. The terms "includes" and "including" shall not be construed to imply any limitation.

               (f) Unless the context otherwise requires, each reference herein to any agreement, document or instrument (including the Loan Documents) shall be deemed to be a reference to such agreement, document or instrument as amended, restated, supplemented or otherwise modified from time to time.


                                   ARTICLE II

                                  THE TERM LOAN

        SECTION 2.01. THE TERM LOAN.

               (a) The Term Loan. The Term Loan was advanced to the Borrowers pursuant to the Existing Credit Agreement and the outstanding principal balance thereof, as of the Effective Date, shall continue as the Term Loan under this Agreement. Each of the Loan Parties agree, ratify and confirm to the Agent, the Co-Agent and the Banks that the Term Loan, together with all accrued and unpaid interest thereon, is due and owing to the Banks and is not subject to any offset, counterclaim or defenses.

               (b) Notations Regarding Term Loan. Each Bank is hereby authorized to record in its books and records the amount of the Term Loan and, in the case of LIBO Rate Loans, the Interest Period and interest rate with respect thereto and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that failure by any Bank to effect such recordation shall not affect Borrowers' obligations hereunder.

        SECTION 2.02. FEES. From time to time, Borrowers shall pay to the Agent and the Banks non-refundable fees in the amount agreed to separately between such parties pursuant to the Fee Letter between Agent and the Loan Parties.

        SECTION 2.03. REPAYMENT AND PREPAYMENT.

               (a) Scheduled Principal Installments. Subject to subsections (b) and (c) of this Section 2.03, the Borrowers shall repay the Term Loan in installments in the following amounts on the following dates:

                Installment Due Date                 Installment Amount
                --------------------                 ------------------
                October 30, 1998                     $5,000,000
                May 31, 1999                         $5,000,000
                August 31, 1999                      $5,000,000
                November 30, 1999                    $5,000,000
                February 28, 1999                    $5,000,000

The outstanding principal balance of the Term Loan, together with all accrued and unpaid interest, fees and other Obligations, shall be paid in full on or before the Maturity Date. To the extent that any proceeds of Sales are paid to the Agent on behalf of the Banks in accordance with Section 2.03(c)(1) of this Agreement and the Intercreditor Agreement prior to the scheduled October 30, 1998 installment, then such payment shall be applied to reduce, dollar-for-dollar, the amount of such installment amount due and owing on October 30, 1998.

               (b) Optional Prepayment. Borrowers may at their option prepay the Term Loan, in whole or in part, at any time and from time to time, provided that the Agent shall have received from Borrowers notice of any such payment at least one Business Day prior to the date of the proposed payment if such date is not the last day of the then current Interest Period for the Term Loan being paid, in each case specifying the date and the amount of payment. Partial prepayments hereunder shall be in an aggregate principal amount of the lesser of (i) One Million Dollars ($1,000,000) or any integral multiple thereof and (ii) the outstanding balance of the Loan being paid. Optional prepayments on the Term Loan shall be applied to reduce scheduled principal installment payments in the inverse order of maturity.

               (c) Mandatory Prepayment. Borrowers shall make the following mandatory prepayments on the Term Loan:

                (i) Immediately upon receipt thereof, the Borrowers shall make a mandatory prepayment on the Term Loan in an amount equal to that portion of the Net Sale Consideration with respect to any Sale or the net proceeds with respect to any other disposition of assets, in each case, which is required to be paid to the Agent or the Banks pursuant to the Intercreditor Agreement. To the extent that a Purchaser Note (as defined in Section 17(a) of the Intercreditor Agreement) is pledged to or received by the Agent pursuant to the Intercreditor Agreement, such Purchaser Note shall not constitute a payment in respect of the Term Loan or any other Obligation unless, and to the extent, cash payments are actually received by Agent thereunder.

                (ii) To the extent permitted to be made pursuant to Section 7.8(a) of the Foothill Group Agreement (as in effect on the Effective
        Date) on the earlier of (A) ninety (90) days after the end of each Fiscal Year of the Parent Guarantor and (B) the date the annual audited financial statements of the Parent Guarantor are delivered to the Banks pursuant to Section 6.01(b), the Borrowers shall make a mandatory prepayment on the Term Loan in an amount equal to 50% of any Excess Cash Flow for such Fiscal Year.

                (iii) To the extent permitted to be made pursuant to Section 7.8(a) of the Foothill Group Agreement (as in effect on the Effective
        Date) immediately upon receipt thereof, the Borrowers shall make a mandatory prepayment on the Term Loan in an amount equal to fifty percent (50%) of the net proceeds of an Equity Issuance not including proceeds of exercise of Warrants or Option Rights issued on or prior to the Effective Date which closes after the Effective Date, provided, that the prepayment under this Section 2.03(c)(iii) shall be required only in respect of and to the extent that the aggregate net proceeds from all Equity Issuances of the Loan Parties exceeds $10,000,000.

All mandatory prepayments of the Term Loan shall be applied to reduce scheduled principal installment payments in the inverse order of maturity.

        SECTION 2.04. INTEREST RATE AND PAYMENT DATES.

               (a) Payment of Interest. Interest with respect to each Loan shall be payable in arrears on each Interest Payment Date for such Loan.

               (b) Base Rate Loans. Loans that are Base Rate Loans at any time shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Base Rate in effect at such time plus two percent (2.00%).

               (c) LIBO Rate Loans. Loans that are LIBO Rate Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the lesser of (i) the LIBO Rate determined for such Interest Period in accordance with the terms hereof plus three percent (3.00%) and (ii) the maximum interest rate per annum permitted under applicable law.

               (d) Interest After an Event of Default. Effective upon notice from the Agent or the Majority Banks at any time after an Event of Default has occurred and until the earlier of (i) the date all Obligations have been paid in full in cash and (ii) the date as to which such Event of Default is waived or cured, the Term Loan shall bear interest calculated at a rate per annum equal to the Base Rate plus four percent (4.00%), payable upon demand or, in the case of LIBO Rate Loans, all such outstanding LIBO Rate Loans shall bear interest calculated at a rate per annum equal to the LIBO Rate for the Interest Period, in each case, in effect for such LIBO Rate Loan plus five percent (5.00%), payable at the end of such Interest Period. Upon the expiration of the Interest Period in effect, such LIBO Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate per annum equal to the rate set forth in subparagraph (i) above.

        SECTION 2.05. CONTINUATION AND CONVERSION OPTIONS. Borrowers may elect from time to time to convert all or a portion of the outstanding Term Loan bearing interest at a rate determined by reference to one basis to a Term Loan bearing interest at a rate determined by reference to an alternative basis by giving the Agent irrevocable notice in the form of Exhibit A not later than 11:00 a.m., New York time, (i) at least one (1) Business Day prior to an election to convert LIBO Rate Loans to Base Rate Loans and (ii) at least five
(5) LIBO Business Days' prior to an election to convert Base Rate Loans to LIBO Rate Loans; provided that any conversion of LIBO Rate Loans shall only be made on the last day of an Interest Period with respect thereto; provided, further that no Base Rate Loan may be converted to a LIBO Rate Loan so long as an Event of Default or Potential Event of Default has occurred and is continuing. Borrowers may elect from time to time to continue their outstanding LIBO Rate Loans upon the expiration of the Interest Period(s) applicable thereto by giving to the Agent irrevocable notice in the form of Exhibit A not later than 11:00 a.m., New York time, at least five (5) LIBO Business Days' prior to continuation of a LIBO Rate Loan, and the succeeding Interest Period(s) of such continued LIBO Rate Loan will commence on the last day of the Interest Period of the LIBO Rate Loan to be continued, provided that no LIBO Rate Loan may be continued as a LIBO Rate Loan so long as an Event of Default or Potential Event of Default has occurred and is continuing. Each notice electing to convert or continue all or a portion of the Term Loan shall specify: (i) the proposed conversion/continuation date; (ii) the amount of the Term Loan to be converted/continued;

(iii) the nature of the proposed continuation/conversion; and (iv) in the case of a conversion to, or continuation of a LIBO Rate Loan, the requested Interest Period, and shall certify that no Event of Default or Potential Event of Default has occurred and is continuing. Promptly following receipt of such notice, the Agent shall notify each Bank of the contents of such notice, and of the effective interest rate. On the date on which such conversion or continuation is being made the applicable Lending Office(s) of each Bank shall take such action as is necessary to effect such conversion or continuation. In the event that no notice of continuation or conversion is received by the Agent with respect to outstanding LIBO Rate Loans, upon expiration of the Interest Period(s) applicable thereto, such LIBO Rate Loans shall convert to Base Rate Loans. Subject to the limitations set forth in this Section and in the definition of Interest Period, all or any part of the outstanding Term Loan may be converted or continued as provided herein, provided that partial conversions or continuations of any Base Rate Loan to a LIBO Rate Loan shall be in an aggregate minimum amount of Five Million Dollars ($5,000,000) or an integral multiple of One Million Dollars ($1,000,000) in excess thereof and any conversion of a LIBO Rate Loan to a Base Rate Loan shall be in an aggregate minimum amount of One Million Dollars ($1,000,000) or an integral multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof. The notice of conversion/continuation may be given orally (including telephonically), and shall be promptly confirmed by a notice of conversion/continuation in writing, or in writing (including facsimile transmission) and any conflict regarding a notice or between an oral notice and a written notice applicable to a particular Base Rate Loan or LIBO Rate Loan shall be conclusively determined in the absence of manifest error by the Agent's books and records. The Agent's failure to receive any written notice of conversion and continuation of a particular Base Rate Loan or LIBO Rate Loan shall not relieve Borrowers of their obligations to repay the Term Loan and to pay interest thereon. The Agent shall not incur any liability to Borrowers in acting upon any notice of conversion and continuation of a particular Base Rate Loan or LIBO Rate Loan which the Agent believes in good faith to have been given by a Person duly authorized to borrow on behalf of Borrowers.

        SECTION 2.06. COMPUTATION OF INTEREST AND FEES.

               (a) Calculations. Interest in respect of the Base Rate Loans shall be calculated on the basis of a 365/366 day year for the actual days elapsed. Any change in the interest rate on a Base Rate Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate shall become effective. Interest in respect of the LIBO Rate Loans and all fees hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed.

               (b) Determination by Agent. Each determination of an interest rate or fee by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on Borrowers in the absence of manifest error.


                                  ARTICLE III

                   GENERAL PROVISIONS CONCERNING THE TERM LOAN


        SECTION 3.01. USE OF PROCEEDS. The proceeds of the Term Loan shall be used by Borrowers for general corporate purposes, including capital expenditures and working capital. On, or as soon as practicable after the Effective Date the Agent and Loan Parties shall jointly provide Bank of America with a written notification that any and all restrictions on Account #12331-62058 are removed and the Loan Parties shall be able to use any and all such funds deposited in such account for any lawful corporate purpose.

        SECTION 3.02. PAYMENTS. Borrowers shall make each payment of principal, interest and fees hereunder, without setoff or counterclaim, not later than 11:00 a.m., New York time, on the day when due in lawful money of the United States of America to the account of the Agent designated on the signature pages hereof (or such other account as may be designated by the Agent) in immediately available funds. The Agent shall promptly pay to the applicable Lending Office of each Bank its pro rata share of each payment of principal, interest, and fees received by the Agent.

        SECTION 3.03. PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day (except as provided in the definition of Interest Payment Date), and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

        SECTION 3.04. REDUCED RETURN. If any Bank shall have determined that any applicable law, regulation, rule or regulatory requirement ("Requirement") regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in any such case, effective or announced after the date hereof, has or would have the effect of reducing the rate of return on that Bank's capital as a consequence of the making and holding of the Term Loan or the issuance of any letter of credit pursuant to the Letter of Credit Agreements (taking into consideration that Bank's policies with respect to capital adequacy) by an amount deemed by that Bank to be material (which amount shall be determined by that Bank's reasonable allocation of the aggregate of such reductions resulting from such events), then from time to time, within five (5) Business Days after demand by such Bank, Borrowers jointly and severally agree to pay to that Bank such additional amount or amounts as will compensate that Bank for such reduction; provided, however, that Borrowers shall not be obligated to pay any Bank for any such additional amount incurred more than one hundred and eighty (180) days prior to the date of demand for payment by such Bank, provided, further, however, that Borrowers shall not be obligated to pay any Bank for any additional amount otherwise payable pursuant to this
Section 3.04 to the extent such amount is reflected in adjustments to the interest rates applicable to the Term Loan. Each Bank making a claim for payment under this Section 3.04 shall submit an invoice to the Agent and the Agent shall promptly transmit such invoice to Borrowers for the amount claimed to be owed by Borrowers, showing in reasonable detail the calculations necessary to determine the amount. Such statement shall be conclusive in the absence of manifest error; provided, further, that this Section shall not apply to any increased cost or reduced amount receivable as the result of Taxes or Other Taxes.

        SECTION 3.05. INDEMNITIES.

               (a) General Indemnity. Whether or not the transactions contemplated hereby shall be consummated, each Loan Party jointly and severally agrees to indemnify, pay and hold the Agent, the Co-Agent and each Bank, and the shareholders, officers, directors, Affiliates, employees and agents of the Agent, the Co-Agent and each Bank (each, an "Indemnified Person"), harmless from and against any and all claims, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees and costs (including the reasonable estimate of the allocated cost of in-house legal counsel and staff) and including costs of investigation, document production, attendance at deposition or other discovery, that may be incurred by or asserted against any Indemnified Person, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the transactions contemplated by this Agreement, any Loan Document, the Restructuring or any contemplated use of the proceeds of the Term Loan, or the issuance of any letter of credit pursuant to any Letter of Credit Agreement, whether or not an Indemnified Person is a party thereto (collectively, the "Indemnified Liabilities"), except to the extent that such Indemnified Liabilities result from the gross negligence or wilful misconduct of the Agent, the Co-Agent or any Bank. If any claim is made, or any action, suit or proceeding is brought, against any Indemnified Person described in this Section, the Indemnified Person shall notify Loan Parties of such claim or of the commencement of such action, suit or proceeding, and Loan Parties shall have the option to, and at the request of the Indemnified Person shall, jointly direct and control the defense of such action, suit or proceeding, employing counsel selected by Loan Parties and reasonably satisfactory to the Indemnified Person, and pay the fees and expenses of such counsel; provided, however, that any Indemnified Person may at its own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, such Indemnified Person shall have the right to employ separate counsel at the expense of the Loan Parties, jointly and severally, and to control and direct its own defense of such action, suit or proceeding if, in the reasonable opinion of counsel to such Indemnified Person, (i) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to any Loan Party that such Loan Party cannot assert, or (ii) a conflict or potential conflict exists between any Loan Party and such Indemnified Person that would make such separate representation advisable. Each Loan Party agrees that it will not, without the prior written consent of the Agent, the Co-Agent and each other Indemnified Person settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding with respect to which the indemnification provided for in this Section is available (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Agent, the Co-Agent and each other Indemnified Person from all liability arising or that may arise out of such claim, action, suit or proceeding. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 3.05 may be unenforceable because it is violative of any law or public policy, each Loan Party shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by any Indemnified Person.

               (b) Funding Losses. The Loan Parties jointly and severally agree to indemnify each Bank and to hold each Bank harmless from any loss or expense (excluding loss of anticipated profits), including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBO Rate Loans hereunder, which such Bank may sustain or incur as a consequence of (i) default by Borrowers in payment of the principal amount of or interest on the LIBO Rate Loans, (ii) default by Borrowers in making a conversion or continuation after Borrowers have given a notice thereof, (other than pursuant to Section 3.07 or 3.09), (iii) default by any Loan Party in making any payment after the Loan Party has given a notice of payment, (iv) Borrowers making any payment of a LIBO Rate Loan, or converting a LIBO Rate Loan, on a day other than the last day of the Interest Period for such Loan, or (v) default by the Guarantors in payment of any and all sums due and payable under Article X or the applicable Subsidiary Guaranty. For purposes of this Section and Section 3.09, it shall be assumed that the affected Bank had funded or would have funded 100%, as the case may be, of a LIBO Rate Loan in the London interbank market for a corresponding amount and term. Each Bank making a claim for payment under this Section shall submit to the Agent, who shall promptly transmit it to Loan Parties, an invoice for the amount claimed to be owed by the Loan Parties, showing in reasonable detail the calculations necessary to determine the amount. The determination of such amount by such Bank shall be presumed correct in the absence of manifest error.


        SECTION 3.06. FUNDING SOURCES. Except to the extent provided in Sections 3.08, 3.09 and 3.11(f), nothing in this Agreement shall be deemed to obligate any Bank to obtain funds for any Loan in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for all or any portion of the Term Loan in any particular place or manner.

        SECTION 3.07. INABILITY TO DETERMINE INTEREST RATE. In the event that any Bank shall have determined (which determination shall be conclusive and binding upon Borrowers) that by reason of circumstances affecting the London interbank market, the LIBO Rate applicable pursuant to Section 2.04 for any Interest Period with respect to a LIBO Rate Loan does not adequately cover the cost of funding such Loan, such Bank shall forthwith give notice of such determination to Borrowers and the Agent not later than 9:00 a.m., New York time, on the requested funding date, conversion date or the last day of an Interest Period of a Loan which was to have been continued as a LIBO Rate Loan. If such notice is given and has not been withdrawn (i) any Loan that was to have been made as a LIBO Rate Loan, shall be made as a Base Rate Loan, (ii) any Base Rate Loan that was to have been converted to a LIBO Rate Loan shall be continued as a Base Rate Loan and (iii) any outstanding LIBO Rate Loan shall be converted, on the last day of the then current Interest Period with respect thereto, to a Base Rate Loan. Until such notice has been withdrawn by such Bank, Borrowers shall not have the right to convert a Base Rate Loan to a LIBO Rate Loan. The affected Bank will review the circumstances affecting the London interbank market from time to time and such Bank will withdraw such notice at such time as it shall determine that the circumstances giving rise to said notice no longer exist.

        SECTION 3.08. REQUIREMENTS OF LAW. Without duplication of any amounts payable under Section 3.04 or 3.11, in the event that (i) the enactment or issuance of or any change in any law, regulation or directive or in the interpretation or application thereof or (ii) compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality, in any such case, effective or announced after the date hereof:

               (a) does or shall impose, modify or hold applicable any reserve, assessment rate, special deposit, compulsory loan or other requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank which are not otherwise included in the determination of any LIBO Rate Loan or the conversion or continuation date of the Term Loan;

               (b) does or shall impose on any Bank any other condition; and the result of any of the foregoing is to increase the cost to any Bank of maintaining the LIBO Rate Loans, then, in any such case, Borrowers shall pay to such Bank within three (3) Business Days of its demand, any additional amounts necessary to compensate such Bank for such additional cost or reduced amount receivable as determined by such Bank with respect to this Agreement; provided, however, that Borrowers shall not be obligated to pay any Bank for any such additional cost or reduced amount incurred more than one hundred and eighty
(180) days prior to the date of demand for payment by such Bank provided, further, that before making such demand, each Bank agrees to use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office if the making of such a designation would avoid, or reduce the amount of, such additional cost or reduced amount, and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to the Bank; provided, further, that Borrowers shall not be obligated to pay any Bank for any additional amount otherwise payable pursuant to this Section 3.08 to the extent such amount is reflected in adjustments to the interest rates applicable to the Term Loan. Each Bank making a claim for payment under this Section 3.08 shall submit an invoice to the Agent and the Agent shall promptly transmit such invoice to Borrowers, for the amount claimed to be owed by Borrowers, showing in reasonable detail the calculations necessary to determine the amount. Such statement shall be conclusive in the absence of manifest error; provided, further, that this Section shall not apply to any increased cost or reduced amount receivable as the result of Taxes or Other Taxes.

        SECTION 3.09. ILLEGALITY. Notwithstanding any other provisions herein, if the introduction of or any change in or in the interpretation or application of any law, regulation, treaty or directive, in any such case, effective or announced after the date hereof, shall make it unlawful, or any central bank or other governmental authority shall assert after the date hereof that it is unlawful, for any Bank to maintain LIBO Rate Loans as contemplated by this Agreement, (a) the agreement of such Bank hereunder to make LIBO Rate Loans or convert Base Rate Loans to LIBO Rate Loans shall forthwith be canceled and (b) such Bank's Loans then outstanding as LIBO Rate Loans, if any, shall be converted automatically to Base Rate Loans on the next succeeding Interest Payment Date or within such earlier period as allowed by law; provided, further, that before such cancellation and conversion, such Bank agrees to use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office if the making of such a designation would avoid the need for such cancellation and conversion and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to the Bank. Borrowers jointly and severally agree to pay any Bank, within three
(3) Business Days of its demand, any additional amounts necessary to compensate such Bank for any costs (excluding loss of anticipated profits) incurred by such Bank in making any conversion in accordance with this Section, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its LIBO Rate Loans hereunder (such Bank's notice of such costs, as certified to Borrowers and the Agent shall be conclusive absent manifest error).

        SECTION 3.10. RIGHT TO REPLACE BANK. If Borrowers shall, as a result of the requirements of Sections 3.04, 3.05(b), 3.07, 3.08, 3.09, or 3.11 be
required to pay any Bank the additional costs referred to in such Sections or if any Bank fails to make available its ratable portion of any Loan, Borrowers shall have the right to substitute another Financial Institution satisfactory to Agent (whose approval will not be unreasonably withheld or delayed) for such Bank which has submitted an invoice for such additional costs or has failed to make available, its ratable portion of the Term Loan. Any such substitution shall be on terms and conditions satisfactory to the Agent. Until such time as such substitution shall be consummated, Borrowers shall continue to pay any additional costs invoiced by such Bank and shall continue to pay all other amounts payable to such Bank hereunder. The substituting Financial Institution and the Bank that is being replaced shall execute and deliver an Assignment Agreement substantially in the form of Exhibit B, and the terms of the second sentence of Section 9.06(a) shall apply to such substitution. Upon any such substitution, Borrowers jointly and severally agree to pay or cause to be paid to the Bank that is being replaced, all principal, interest (to the date of such substitution) and other amounts owing hereunder to such Bank.

        SECTION 3.11.       TAXES

               (a) Payments. Subject to the following sentence, all payments by any Loan Party hereunder or under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, the Co- Agent and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank (or the applicable Lending Office of such Bank), the Co-Agent or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, the Co-Agent or the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of the office or branch in which such Bank, the Co-Agent or the Agent books the Term Loan or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Loan Document to any Bank, the Co-Agent or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) such Bank, the Co-Agent or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law; provided that any Loan Party shall not be required pursuant to clause (i) above to increase the sum payable to any Bank, the Co-Agent or the Agent organized under the laws of a jurisdiction outside of the United States if such Bank, the Co-Agent or the Agent, as the case may be, shall have failed to provide either the forms or documents referred to in Section 3.11(e) indicating exemption from (or reduction via applicable tax treaty of) Singapore withholding tax.

               (b) Other Taxes. In addition, Loan Parties jointly and severally agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (other than those taxes, levies, imposts, deductions, charges, withholdings and liabilities excluded pursuant to Section 3.11(a) above) which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to the Loan Documents (hereinafter referred to as "Other Taxes").

               (c) Indemnity. Loan Parties jointly and severally indemnify each Bank, the Co-Agent and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.11) paid by such Bank, the Co-Agent or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, in the case of Taxes or Other Taxes imposed by jurisdictions outside of the United States of America, Loan Parties shall not be required to indemnify any Bank, the Co-Agent or the Agent for any liability resulting from the failure of such Bank, the Co-Agent or the Agent to notify Loan Parties on a timely basis of the assertion of such Taxes or Other Taxes. This indemnification shall be made within thirty (30) days from the date such Bank, the Co-Agent or the Agent (as the case may be) makes written demand therefor. Each Bank, the Co-Agent and the Agent agree to reimburse Loan Parties for amounts paid by Loan Parties pursuant to this Section 3.11 to the extent that such Bank, the Co-Agent or the Agent actually recovers all or any portion of such amounts from the applicable taxing authority which recovery is specifically designated by such taxing authority as being applicable to such amounts.

               (d) Evidence of Payment. Within sixty (60) days after the date of any payment of Taxes, Loan Parties will furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof or other evidence of the payment thereof satisfactory to the Agent.

               (e) Forms. Prior to the date hereof in the case of the Agent and each Bank listed on the signature pages hereof, and on the date of the Assignment Agreement (or any other agreement) pursuant to which it became a Bank in the case of each other Bank (and, in each case, from time to time thereafter if requested by Loan Parties or the Agent), the Agent, each Bank (or the applicable Lending Office of such Bank) if organized under the laws of Singapore shall provide the Agent and the Loan Parties with the forms prescribed by the Inland Revenue Authority of Singapore certifying as to such Bank's, or the Agent's status for purposes of determining exemptions from Singapore withholding taxes with respect to all payments to be made to such Bank, or the Agent hereunder or other documents satisfactory to Loan Parties and the Agent indicating that all payments to be made to such Bank or the Agent, as the case may be, hereunder are subject to such taxes at a rate reduced by an applicable tax treaty. Unless Loan Parties and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to Singapore withholding tax, Loan Parties or the Agent shall withhold taxes from such payments at the applicable statutory rate or such lower rate as provided in an applicable tax treaty (if such Bank or the Agent, if applicable, has provided the required forms entitling it to such reduced withholding rate) in the case of payments to or for any Bank, or the Agent if organized under the laws of Singapore.

               (f) Change of Booking Office. Any Bank or Agent claiming any additional amounts payable pursuant to this Section 3.11 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of the office or branch in which it books the Term Loan if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Bank or Agent, be otherwise disadvantageous to such Bank or Agent.

               (g) Indemnities. Without limiting the generality of Section 3.11 and for the avoidance of doubt, the Loan Parties jointly and severally agree to indemnify each Bank, the Co-Agent and the Agent against all penalties, fines, costs or other expenses howsoever suffered or incurred by any Bank, the Co-Agent or the Agent arising out of or in connection with any Loan Documents or amendments from time to time made to this Agreement (including any non-compliance by such Bank, the Co-Agent or the Agent with any taxation or other laws or regulations of the State of California or any other jurisdiction) except for any penalties, fines, costs or other expenses suffered or incurred on account of (i) any gross negligence or wilful misconduct of such Bank, the Co-Agent or the Agent, or (ii) failure by any Bank, the Co-Agent or the Agent organized under the laws of a jurisdiction outside of the United States to provide either the forms or documents referred to in Section 3.11(e) indicating exemption from (or reduction via applicable tax treaty of) Singapore withholding tax.

        SECTION 3.12. SHARING OF PAYMENTS, ETC. Except with respect to the reduction of the Term Loan of any Bank in lieu of making a cash payment upon exercise of the Warrants in accordance with the terms thereof and the Warrant Agreement Side Letter, if any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the obligations of the Loan Parties under the Loan Documents, in excess of its ratable share of payments on account of all obligations of the Loan Parties under the Loan Documents obtained by all the Banks, then such Bank shall forthwith purchase from the other Banks such participations in the Term Loan owing to them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to the Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Borrowers agree that any Bank so purchasing a participation from another Bank pursuant to this Section 3.12 or Section 9.06 of this Agreement may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right to set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Loan Parties in the amount of such participation.

                                   ARTICLE IV

                           CONDITIONS TO EFFECTIVENESS

        SECTION 4.01. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall become effective on the date on or before May 29, 1998 (the "Effective Date") on which all of the following conditions shall have been satisfied or waived:

               (a) Documents. The Agent shall have received on or before the date hereof the following, each dated the date hereof (except for the document referred to in clause (iii)), in form and substance satisfactory to the Agent and in sufficient copies for each Bank:

                        (i) Copies of the Certificate of Incorporation or equivalent document of each Loan Party, certified by the appropriate agency of the jurisdiction in which it is incorporated or organized (or, if such agency does not provide such certification, then by the Secretary, Assistant Secretary or a director of such Loan Party) as being true, correct and complete copies and in full force and effect as of the date hereof;

                        (ii) Copies of the Bylaws or the Memorandum and Articles of Association or equivalent document of each Loan Party, certified by the Secretary, Assistant Secretary or a director of such Loan Party as being true, correct and complete copies and in full force and effect as of the date hereof;

                            (iii) Copies of resolutions of each Loan Party's
board of directors or other authorizing documents of such Loan Party, approving the Loan Documents and the Term Loan and ratifying all actions taken by the Loan Parties with respect to the Existing Credit Agreement and the Loan Documents (as defined herein) prior to the date hereof, dated prior to the date hereof, certified by the Secretary, Assistant Secretary or a director of such Loan Party as being true, correct and complete copies and in full force and effect as of the date hereof;

                            (iv) A certificate of each Loan Party, executed by
the Secretary, Assistant Secretary or a director of such Loan Party, certifying the names and signatures of the officers of such Loan Party or other Persons authorized to sign the Loan Documents and the other documents to be delivered hereunder;

                            (v) A certificate of the chief executive officer of
each Loan Party executed and delivered on behalf of such Loan Party certifying that all conditions precedent set forth in this Article IV have been satisfied and that, after giving effect to the transactions contemplated under this Agreement and the Loan Documents, all representations and warranties in this Agreement and the Loan Documents are true and correct, no Event of Default has occurred and is continuing and no change, occurrence, event or development or event involving prospective change that is reasonable likely to have a Material Adverse Change has occurred and is continuing;

                            (vi) An originally executed copy of this Agreement
and all other Loan Documents, agreements, documents, instruments, certificates, perfection notices and documents and opinions (other than those designated on Schedule I as items to be delivered after the Effective Date) described in the Closing Document List attached hereto as Schedule II (the "Closing Document List"), each duly executed where appropriate; each of the Borrowers and Guarantors, on behalf of all of the Loan Parties, hereby directs their respective counsel to prepare and deliver to the Agent and the Banks the respective opinions described in the Closing Document List;

                            (vii) Written appraisals of the Fixed Assets based
on "orderly liquidation value"; and

                            (viii) The Loan Parties shall have engaged KPMG Peat
Marwick for purposes of administering the reporting obligations of the Loan Parties under this Agreement and the Loan Documents upon terms reasonably satisfactory to the Agent and the Banks.

               (b) Restructuring Transactions. The Agent shall be satisfied in all material respects that the terms, conditions, form and substance of the restructuring transactions contemplated by this Agreement have been or contemporaneously with the effectiveness of this Agreement will be satisfied and are effective, including without limitation the following:

                            (i)  The agent shall have received the $10,000,000
principal payment (which payment is to be paid from the proceeds of the Equity Investment and the Seagate Subordinated Debt) and the Agent shall have received the Warrants;

                            (ii) The Agent shall have determined to its
satisfaction that, immediately after giving effect to the financing pursuant to the Foothill Group Financing Documents, and after having paid all closing costs, fees, and expenses incurred in connection with the transactions contemplated hereby (including any costs, fees, and expenses in connection with the related Equity Investment or issuances of Subordinated Indebtedness, and in connection with the Foothill Group Financing Documents), the sum of Loan Parties' Availability (as defined in the Foothill Group Financing Documents) plus unrestricted cash and cash equivalents (after reserving for any increase in the trade payables of Loan Parties since the date of completion of the most recent field survey of Loan Parties completed by Foothill Group Agent but not taking into account the Foothill Bridge Term Loan) is not less than $7,000,000;

                            (iii) The Foothill Bridge Term Loan shall have been
fully funded in the amount of not less than $8,000,000;

                            (iv) The Parent Guarantor shall have received the
proceeds of the Equity Investment in the aggregate amount of not less than $8,000,000;

                            (v) The Seagate Subordinated Debt in the aggregate
amount of not less than $8,000,000 shall have been issued and the transactions contemplated by the Seagate Settlement Documents consummated;

               (c) Perfection and Priority of Liens in Personal and Real Property. Each Loan Party shall have taken or caused to be taken (and the Agent shall have received satisfactory evidence thereof) such actions (other than the filing or recording of items (i) through (v) below in such a manner so that the Agent, for the benefit of the Banks, has a valid and perfected first priority Lien as of such date in all of the Collateral (subject only to the Intercreditor Agreement and Permitted Liens). Such actions shall include, without limitation,
(i) except with respect to the shares of FSC and Akashic (which shall be delivered to the Foothill Group Agent), delivery to the Agent or its designee of certificates (which certificates shall be properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank for transfer, all in form and substance satisfactory to the Agent) representing the capital stock pledged pursuant to the applicable Security Agreement and delivery to the Agent or its designee of all other instruments (duly endorsed where appropriate) evidencing the Collateral; (ii) delivery to the Agent of Uniform Commercial Code Lien searches in the jurisdictions set forth in the Closing Document List (other than those searches designated on the Closing Document List as searches to be delivered after the Effective Date) which shall disclose no Liens on any Collateral other than Permitted Liens and Liens with respect to which fully executed release agreements, Uniform Commercial Code termination statements or payoff letters, in each case in form and substance satisfactory to the Agent, shall have been delivered to the Agent;
(iii) delivery to the Agent of Uniform Commercial Code financing statements as to the Collateral for all jurisdictions designated by the Agent as necessary or desirable to perfect the Liens granted to the Agent, for the benefit of the Banks, in the Collateral; (iv) delivery to the Agent of the Collateral Assignments, together with the cover sheet required for filing with the United States Patent and Trademark Office; (v) delivery to the Agent of a Control Agreement; and (vi) delivery to the Agent of such other documents and instruments that the Agent notifies the Loan Parties are necessary or advisable to establish, preserve and perfect the first priority Liens granted to the Agent, for the benefit of the Banks, under the Loan Documents.

               (d) Evidence of Insurance. Schedule III shall set forth as of the Effective Date all insurance policies and programs in effect with respect to the respective assets and business of the Loan Parties, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof and (vi) the annual premium with respect thereto. All such policies and programs shall be in amount and scope and maintained with such carriers as is customarily carried or maintained under similar circumstance by corporations of established reputation engaged in similar businesses and similarly situated, all of which shall be reasonably satisfactory to the Agent. The Agent shall have received insurance certificates (or other satisfactory evidence of coverage and endorsements) in form and substance reasonably satisfactory to the Agent evidencing that such insurance policies and programs are in full force and effect, and, subject to the Intercreditor Agreement, contain endorsements naming the Agent, for the benefit of the Banks, as loss payee with respect to all casualty coverages, and as an additional insured with respect to all general liability coverages and otherwise comply with the requirements of Section 6.01(g).

               (e) Financial Statements. Complete and accurate copies of the Pro Forma and the Projections shall have been delivered to the Agent. After review of the foregoing, the Agent shall be satisfied, in its sole discretion, that (i) the financial condition of the Loan Parties does not differ in any material adverse respect from the condition evidenced by the financial information provided to the Agent prior to March 9, 1998 and (ii) the Loan Parties will be able to comply with the financial covenants set forth herein and in the Foothill Group Financing Documents.

               (f) Cash Management. The Loan Parties shall have in place a cash management system reasonably satisfactory to the Agent and the Banks consistent with the terms of the Intercreditor Agreement and the Foothill Group Financing Documents.

               (g) No Material Adverse Change. There shall have been no Material Adverse Change in the condition (financial or otherwise), business, properties, assets or prospects of any of the Loan Parties since March 9, 1998 except as has been previously disclosed to the Agent or as reflected in the Pro Forma or the Projections;

               (h) Fees and Expenses. All fees and expenses payable to the Agent and the Banks pursuant to Section 9.05 hereof shall have been paid in full.

               (i) Interest Payment. Any interest payment due and owing pursuant to Section 2.05 of the Existing Credit Agreement shall have been paid in full.

               (j) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Agent shall not have received any notice that litigation is pending or threatened which is likely to enjoin, prohibit or restrain the consummation of the transactions evidenced by the Loan Documents, or related transactions, except for such laws, regulations, orders or decrees or pending or threatened litigation that in the aggregate could not reasonably be expected to result in a Material Adverse Change.

               (k) Agent Fees. The Agent shall have received the fees pursuant to the Fee Letter referred to in Section 2.02.

               (l) Further Documentation. All corporate and legal proceedings and all instruments and documents in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in content, form and substance to the Agent and its counsel; and each Bank, the Agent and Agent's counsel shall have received any and all further information and documents which any Bank, the Agent or such counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

                                   ARTICLE V


                         REPRESENTATIONS AND WARRANTIES

        SECTION 5.01. REPRESENTATIONS AND WARRANTIES. Each Loan Party represents and warrants that, as of the Effective Date, the following are true, correct and complete. Such representations and warranties, and all other representations and warranties made by any Loan Party in any other Loan Document, shall survive the execution and delivery of the Loan Documents.

               (a) Organization; Subsidiaries.

                            (i)  Each Loan Party is duly organized and existing
and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state or other jurisdiction where the failure to be so licensed or qualified reasonably could be expected to constitute a Material Adverse Change.

                            (ii) Set forth on Schedule IV is a complete and
accurate list of the Parent Guarantor's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Parent Guarantor. All of the outstanding Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                            (iii) Except as set forth on Schedule IV, no Stock
(or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for Stock) of any direct or indirect Subsidiary of Parent Guarantor is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

                            (iv) FSC is merely an inactive holding company for
certain Subsidiaries of Parent Guarantor and has no operations of its own nor any significant assets except for cash of not more than $500,000 and the Stock of certain Subsidiaries of Parent Guarantor.

               (b) Due Authorization; No Conflict.

                            (i)  The execution, delivery, and performance by
each Loan Party of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                            (ii) The execution, delivery, and performance by
each Loan Party of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, foreign or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to such Loan Party, the Governing Documents of each Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on such Loan Party, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of such Loan Party, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Loan Party, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Loan Party, except for ones that have been obtained.

                            (iii) Other than the filing of appropriate financing
statements and the filing of certain Loan Documents with the appropriate foreign Governmental Authorities, the execution, delivery, and performance by each Loan Party of this Agreement and the Loan Documents to which such Loan Party is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                            (iv) The Agent's Liens granted by the Loan Parties
to the Agent, for the benefit of the Banks, in and to their properties and assets and the other Loan Documents are validly created, perfected, and (subject to the Intercreditor Agreement) first priority Liens, subject only to Permitted Liens. To the extent that any Liens were granted to the Agent for the benefit of the Banks prior to the date hereof, all such Liens are hereby ratified and confirmed as being in full force and effect; provided, however, that the priority of all such Liens shall be governed by the Intercreditor Agreement.

               (c) Validity. The Loan Documents and all other documents contemplated thereby are the legally binding obligations of each Loan Party, enforceable in accordance with their respective terms; except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws and equitable principles relating to or affecting creditors' rights.

               (d) Capitalization.

                            (i)  As of May 27, 1998, the Parent Guarantor's
authorized capital stock consisted of: (A) 50,000,000 shares of Class A Common Stock, of which 16,317,932 shares were issued and outstanding, (B) 5,000,000 shares of Class B Common Stock, of which 4,362,000 shares were issued and outstanding (all of which have been tendered for conversion into Class A Common Stock effective as of the date of this Agreement), and (C) 1,000,000 shares of preferred stock, par value $0.013 per share, of which 500,000 shares had been designated as Series A Preferred Stock, none of which shares were issued and outstanding. All of the outstanding shares of capital stock of the Parent Guarantor (x) have been duly authorized and validly issued, are fully paid and nonassessable, and free of preemptive rights, and (y) have been offered and issued without violation of the Securities Act or any applicable state securities or blue sky law or any preemptive rights of any person. Schedule V hereto accurately sets forth, as of the date hereof, the number of issued and outstanding shares of Common Stock held by each person known by the Parent Guarantor to own beneficially or of record ten percent (10%) of more of the outstanding shares of any class of the Parent Guarantor's capital stock.

                            (ii) Except as disclosed on Schedule V hereto: (A)
there are no issued or outstanding securities that are convertible into or exchangeable for shares of the Parent Guarantor's capital stock ("Convertible Securities"); (B) there are no issued or outstanding subscriptions, options, warrants or other rights to purchase or acquire any shares of the capital stock of the Parent Guarantor or any Convertible Securities ("Option Rights") other than the Warrants; (C) the Parent Guarantor is not a party to any agreement or understanding pursuant to which the Parent Guarantor is obligated to purchase, redeem or otherwise reacquire or cancel any shares of the Parent Guarantor's capital stock or any Convertible Securities or Option Rights, and the Parent Guarantor is not otherwise under any obligation to repurchase, redeem or otherwise acquire any shares of the Parent Guarantor's capital stock or any Convertible Securities or Option Rights; (D) the Parent Guarantor is not a party to any agreement or understanding pursuant to which the Parent Guarantor is obligated to register any shares of its capital stock or other securities under the Securities Act or any state securities laws; and (E) to the best knowledge of the Parent Guarantor, no securities holder of the Parent Guarantor is a party to any voting agree ment, voting trust, irrevocable proxy or other agreement affecting the voting rights of any shares of the Parent Guarantor's capital stock or any agreement providing for any call or put option, right of first refusal or offer or other right to acquire or dispose of any shares of the Parent

Guarantor's capital stock or any Convertible Securities or Option Rights.
Other than the shares of Class A Common Stock reserved for issuance upon exercise of the Warrants, except as disclosed on Schedule V hereto no shares of Common Stock are issuable upon the exercise of any outstanding Convertible Securities or Option Rights and no additional shares of Common Stock will become issuable upon exercise of such Convertible Securities or Option Rights on account of the issuance of the Warrants.

               (e) Valid Issuance of Warrants.

                            (i)  The Warrants have been duly executed and
delivered by the Parent Guarantor, have been duly authorized and validly issued free and clear of all liens, encumbrances, equities and claims, are fully paid and non-assessable, and constitute the legal, valid and binding obligations of the Parent Guarantor, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity.

                            (ii) The shares of Class A Common Stock issuable
upon exercise of the Warrants have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances, equities and claims and without violation of any preemptive rights.

               (f) Financial Condition/Material Adverse Change. The Parent Guarantor's audited consolidated balance sheet for the fiscal year ended December 31, 1997 and the related consolidated statements of operations and cash flows for the fiscal year then ended, and the consolidated balance sheet as of the last day of the fiscal quarter ended March 31, 1998 and the related consolidated statements of operations and cash flows for the fiscal quarter then ended, copies of which have been furnished to each Bank, fairly present in all material respects the consolidated financial condition of the Parent Guarantor as at such dates and the consolidated results of the operations of the Loan Parties for the respective periods ended on such dates, all in accordance with GAAP, consistently applied, subject, in the case of the quarterly financial statements, to year-end adjustments and the absence of footnotes. Except as has been previously disclosed to the Agent or as reflected in the Pro Forma or the Projections, since March 9, 1998, there has been no Material Adverse Change in the business, operations, prospects, properties, assets or condition (financial or otherwise) of (i) any Loan Party or (ii) any Loan Party and its Subsidiaries, taken as a whole. The Pro Forma fairly presents on a pro forma basis the financial condition of the Loan Parties and their Subsidiaries as of May 29, 1998 after giving effect to the consummation of the transactions contemplated by this Agreement and the Loan Documents, and reflects on a pro forma basis those liabilities reflected in the notes thereto and resulting from consummation of the transactions described therein and the transactions contemplated by the Loan Documents. The Projections and the assumptions expressed in the Pro Forma are reasonable based on the information available to the Loan Parties at the time so furnished.

               (g) Litigation. There are no actions or proceedings pending by or against any Loan Party before any court or administrative agency and no Loan Party has any knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving any Loan Party, except for: (a) ongoing collection matters in which a Loan Party is the plaintiff; (b) matters disclosed on
Schedule VI; and (c) matters arising after the date hereof that, if decided adversely to any Loan Party, reasonably could not be expected to result in a Material Adverse Change.

               (h) Employee Benefit Plans. None of the Loan Parties, nor any of its ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule VII. Each Loan Party and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of the Loan Parties, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of the Loan Parties or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the Internal Revenue Code.

               (i) Disclosure. The documents, certificates and written statements (including the Loan Documents) furnished to the Agent or any Bank prior to or on the date hereof by any Loan Party for use in connection with the transactions contemplated by this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading (it being recognized by the Agent and the Banks that projections and forecasts provided by any Loan Party are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results). Except as set forth in Schedule VIII hereto, as of the date hereof, there is no fact known to any Loan Party (other than matters of a general economic nature) which materially adversely affects the (i) business, operations, prospects, property, assets or condition (financial or otherwise) of (x) any Loan Party or (y) any Loan Party and its Subsidiaries, taken as a whole, or (ii) on the ability of any Loan Party to perform, or of the Agent or any of the Banks to enforce, the obligations of any Loan Party under the Loan Documents, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Agent and each Bank for use in connection with the transactions contemplated hereby.

               (j) Margin Stock. The aggregate value of all margin stock (as defined in Regulation U) directly or indirectly owned by each Loan Party and its Subsidiaries is less than twenty five percent (25%) of the aggregate market value of each Loan Party's net assets.

               (k) Environmental Matters. Except as disclosed in Schedule XIII, none of the Loan Parties' properties or assets has ever been used by Loan Parties or, to the best of Loan Parties' knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. Except as disclosed in

Schedule XIII, none of Loan Parties' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Loan Parties. Except as disclosed in
Schedule XIII, Loan Parties have not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other foreign, federal or state governmental agency or tribunal concerning any action or omission by Loan Parties resulting in the releasing or disposing of Hazardous Materials into the environment.

               (l) Employee Matters. There is no strike or work stoppage in existence or, to the best of the Loan Parties' knowledge, threatened litigation (except as disclosed in Schedule VI) involving any Loan Party or its Subsidiaries that could reasonably be expected to have a material adverse effect
(i) on the business, operations, prospects, properties, assets or condition (financial or otherwise) of (x) any Loan Party or (y) any Loan Party and its Subsidiaries, taken as a whole, or (ii) on the ability of any Loan Party to perform, or of any of the Banks to enforce, the obligations of such Loan Party under the Loan Documents.

               (m) Insurance. Each Loan Party maintains with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Such insurance is in full force and effect and all required premiums required to be paid prior to the date hereof have been paid.

               (n) Year-2000 Compliance.

                            (i)  On the basis of a comprehensive inventory,
review and assessment currently being undertaken by Loan Parties of Loan Parties' computer applications utilized by Loan Parties or contained in products produced or sold by Loan Parties, and upon inquiry made of Loan Parties' material suppliers and vendors, Loan Parties' management is of the considered view that Loan Parties, their products, and all such suppliers and vendors will be Year 2000 Compliant before October 1, 1999.

                            (ii) Each Loan Party (i) has undertaken a detailed
inventory, review and assessment of all areas within its business and operations that could be adversely affected by the failure of Loan Parties or their products to be Year 2000 Compliant on a timely basis, (ii) are developing a detailed plan and timeline for becoming Year 2000 Compliant on a timely basis, and (iii) to date, are implementing that plan in accordance with that timetable in all material respects. Loan Parties reasonably anticipate that they will be Year 2000 Compliant on a timely basis.

               (o) Solvency. Each Loan Party is Solvent. No transfer of property is being made by Loan Parties and no obligation is being incurred by Loan Parties in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Loan Parties.

               (p) Intellectual Property. Each Loan Party owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, source code, mask-works, trade secrets and know-how (collectively, the "Intellectual Property") that are necessary for the operation of such Loan Party's business as currently conducted. Except as disclosed in
Schedule VI, no claim is pending or threatened in writing to the effect that a Loan Party infringes upon, or conflicts with, the asserted rights of any other Person under any Intellectual Property, and there is no basis for any such claim (whether pending or threatened, and which, if determined adversely to an Loan Party, reasonably could be expected to result in a Material Adverse Change). No claim is pending or threatened in writing to the effect that any such Intellectual Property owned or licensed by any Loan Party or in which any Loan Party otherwise has the right to use is invalid or unenforceable by such Loan Party, and there is no basis for any such claim (whether or not pending or threatened, and which, if determined adversely to any Loan Party, reasonably could be expected to result in a Material Adverse Change). No Loan Party has any registered copyrights. No Loan Party owns any works of authorship that are registrable as copyrights, except for works of insignificant value that are not necessary to their business.

               (q) No Encumbrances. Each Loan Party has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

                                   ARTICLE VI

                                    COVENANTS

        SECTION 6.01. AFFIRMATIVE COVENANTS. So long as any portion of the Term Loan shall remain outstanding, each Loan Party and its Subsidiaries shall, unless the Majority Banks otherwise consent in writing:

               (a) Accounting System. The Loan Parties and their Subsidiaries shall maintain a standard and modern system of accounting that enables Loan Parties and their subsidiaries to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by the Agent. Loan Parties and their Subsidiaries shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

               (b) Financial Information. Furnish to each Bank and the Agent:

                            (i)  Collateral Reporting.  (A)  On a monthly basis
and, in any event, by no later than the 10th Business Day of each month during the term of this Agreement, (i) a detailed calculation of the Borrowing Base, and (ii) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base, (B) on a monthly basis and, in any event, by no later than the 10th Business Day during the term of this Agreement, a summary aging, by vendor, of each Loan Party and any Subsidiary's accounts payable and any book overdraft, (C) upon request, copies of invoices in connection with the Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Accounts and for Inventory and Equipment acquired by Loan Parties, purchase orders and invoices,
(D) on a quarterly basis, a detailed list of the customers of the Loan Parties and their Subsidiaries, (E) on a monthly basis, a calculation of the Dilution for the prior month; and (F) such other reports as to the Collateral or the financial condition of the Loan Parties as the Agent may request from time to time.

                (ii) Financial Statements, Reports, Certificates.

                             (A)  Deliver to the Agent, with copies to each
Bank: (i) as soon as available, but in any event within thirty (30) days after the end of each month during each Fiscal Year, a company prepared balance sheet, income statement, and statement of cash flow covering each Loan Party and its Subsidiaries' operations during such period; and (ii) as soon as available, but in any event within 90 days after the end of each Fiscal Year, financial statements of each Loan Party and its Subsidiaries for each such Fiscal Year, audited by independent certified public accountants reasonably acceptable to the Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to the Agent stating that such accountants do not have knowledge of the existence of any Potential Event of Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. Inasmuch as a Loan Party is a parent company of one or more Subsidiaries, or Affiliates, or is a Subsidiary or Affiliate of another company, then, in addition to the financial statements referred to above, each Loan Party agrees to deliver financial statements prepared on a consolidating basis so as to present such Loan Party and each such related entity separately, and on a consolidated basis.

                             (B) Together with the above, Loan Parties also
shall deliver to the Agent, with copies to each Bank, each Loan Party's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Loan Parties or their Subsidiaries with the S.E.C., if any, as soon as the same are filed, or any other information that is provided by Loan Party to its shareholders, and any other report reasonably requested by the Agent or any Bank relating to the financial condition of the Loan Parties and their Subsidiaries.

                             (C) Each month, together with the financial
statements provided pursuant to Section 6.01(b)(ii)(A), the Parent Guarantor and its Subsidiaries shall deliver to the Agent, with copies to each Bank, a certificate signed by its chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to any one or more of the Banks and the Agent hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of the Parent Guarantor and any of its Subsidiaries, (ii) the representations and warranties of the Parent Guarantor and its Subsidiaries contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in Section 6.02(v) is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 6.02(v), and (iv) on the date of delivery of such certificate to the Agent there does not exist any condition or event that constitutes a Potential Event of Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action the Parent Guarantor and its Subsidiaries have taken, is taking, or proposes to take with respect thereto).

                             (D) On a monthly basis, (i) a cash receipts and
disbursements report substantially in the form delivered to the Agent and the Banks on a weekly basis prior to the Effective Date; (ii) a month-end daily production report, including the "weekly build summary" for each plant, substantially in the form delivered to the Agent and the Banks prior to the Effective Date; and (iii) a comparison in reasonable detail of the Projections to the Loan Parties' actual results of operation for the prior month.

                             (E) Loan Parties shall issue written instructions
to their independent certified public accountants authorizing them to communicate with the Agent and to release to the Agent whatever financial information concerning the Loan Parties that the Agent may request. Each Loan Party and its Subsidiaries hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to the Agent, at Loan Parties' expense, copies of the Loan Parties and Subsidiaries' financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to the Agent any information they may have regarding the Loan Parties and Subsidiaries' business affairs and financial conditions.

               (c) Notices and Information. Deliver to the Agent and each Bank:

                            (i)  Promptly upon any Responsible Officer of any
Loan Party obtaining knowledge (A) of any condition or event which constitutes an Event of Default which is continuing or Potential Event of Default; (B) that any Person has given any notice to any Loan Party or any Subsidiary of any Loan Party or taken any other action with respect to (1) a claimed default or event or condition of the type referred to in Section 7.01; (2) the institution of any litigation of the type described in Section 5.01(g) or (h); or (3) any condition or event with respect to any Loan Party or any of its Subsidiaries which constitutes a Material Adverse Change (a) in the business, operations, prospects, properties, assets or condition (financial or otherwise) of such Loan Party and Subsidiaries, taken as a whole, or (b) in the ability of such Loan Party to perform, or of the Agent or any of the Banks to enforce, the obligations of such Loan Party and

Subsidiaries under the Loan Documents: an officers' certificate specifying the nature and period of existence of any such condition, event, or litigation or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, condition, event, or litigation, and what action Loan Parties and their Subsidiaries have taken, are taking and propose to take with respect thereto;

                            (ii) Where applicable, within ten (10) Business Days
after any Responsible Officer of any Loan Party or any of its Subsidiaries becomes aware of the occurrence of or forthcoming occurrence of any (a) Termination Event, (b) any "prohibited transaction," as such term is defined in
Section 4975 of the Internal Revenue Code or Section 406 of ERISA, in connection with any Employee Benefit Plan or any trust created thereunder in excess of One Hundred Thousand Dollars ($100,000), or (c) any ERISA Event that reasonably could be expected to result in a Material Adverse Change, a written notice specifying the nature thereof, what action such Loan Party or any of its Subsidiaries has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the Pension Benefit Guaranty Corporation with respect thereto; provided, however, that this clause (ii) shall not apply to any prohibited transaction for which an exemption has been granted pursuant to
Section 4975(c)(ii) of the Internal Revenue Code or Section 408 of ERISA;

                            (iii) Where applicable, within three (3) Business
Days, copies of (a) all notices received by any Loan Party or its Subsidiaries or any of its ERISA Affiliates of the Pension Benefit Guaranty Corporation's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; and (b) all notices received by any Loan Party or Subsidiary or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

                            (iv) Promptly, and in any event within thirty (30)
days after receipt thereof, a copy of any notice, summons, citation, directive, letter or other form of communication from any Governmental Authority or court in any way concerning any action or omission on the part of any Loan Party or any of its Subsidiaries in connection with any Hazardous Materials, or concerning the filing of a Lien upon, against or in connection with any Loan Party, its Subsidiaries, or any of their leased or owned real or personal property, in connection with a Hazardous Substance Superfund or a Post-Closure Liability Fund as maintained pursuant to Section 9507 of the Internal Revenue Code, where applicable, which could reasonably be expected to cause a Material Adverse Change to the business, operations, prospects, properties, assets and condition (financial or otherwise) of any Loan Party and its Subsidiaries, taken as a whole, or on the ability of each Loan Party to perform, or of any of the Banks to enforce, the obligations of such Loan Party and its Subsidiaries under the Loan Documents, excepting therefrom, however, any such notices, summons, citations, directives, letters or other communications received in connection with those matters listed in Schedule XIII.

                            (v) Promptly, and in any event within ten (10)
Business Days after any Material Contract of any Loan Party or any Subsidiary is terminated or any new Material

Contract is entered into, a written statement describing such event and explaining any action being taken with respect thereto (and, if requested by Agent, copies of such amendments or new contracts); and

                            (vi) Promptly, and in any event within ten (10) days
after request, such other information and data with respect to any Loan Party or any of its Subsidiaries as from time to time may be reasonably requested by any Bank or the Agent.

               (d) Corporate Existence, Etc. Except as permitted in the Intercreditor Agreement, at all times preserve and keep in full force and effect its and its Subsidiaries' corporate existence and rights and franchises material to its business and those of such Subsidiaries.

               (e) Tax Returns. Deliver to the Agent copies of each Loan Party and its Subsidiary's future federal income tax returns, and any amendments thereto, within thirty (30) days of the filing thereof with the Internal Revenue Service.

               (f) Payment of Taxes. Loan Parties shall: (i) cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Loan Party and any Subsidiary or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest; (ii) make due and timely payment or deposit of all such federal, state, foreign, and local taxes, assessments, or contributions required of it by law, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest, and will execute and deliver to the Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto; and (iii) make timely payment or deposit of all tax payments and withholding taxes required of it by those laws concerning F.I.C.A. (or its foreign equivalent) and F.U.T.A. (or its foreign equivalent), state disability (or its foreign equivalent), and, upon request, furnish the Agent with proof satisfactory to Agent indicating that such Loan Party and any Subsidiary have made such payments or deposits.

               (g) Maintenance of Properties; Insurance.

                            (i)  Maintain or cause to be maintained in good
repair, working order and condition (ordinary wear and tear excepted) all properties material to the continued conduct of the business of each Loan Party and its Subsidiaries. Each Loan Party shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in which it has an interest in such amounts, against such risks, in such form and with such insurers as is customary for similarly situated businesses. Such insurance shall include, without limitation, property damage insurance and liability insurance. Each policy for property damage insurance shall provide for all losses to be paid directly to Agent in accordance with the Intercreditor Agreement. Each policy shall in addition name the applicable Loan Party and Agent as insured parties thereunder (without any representation or warranty by or obligation upon Agent) as their interests may appear and have attached thereto a loss payable clause acceptable to Agent that shall (A) contain an agreement by the insurer that any loss thereunder shall be payable to Agent in accordance with the Intercreditor Agreement notwithstanding any action, inaction or breach of representation or warranty by any Loan Party and its Subsidiary, (B) provide that there shall be no recourse against Agent for payment of premiums or other amounts with respect thereto, and (C) provide that at least thirty (30) days' prior written notice of cancellation, material amendment, reduction in scope or limits of coverage or of lapse shall be given to Agent by the insurer. Each Loan Party and its Subsidiary shall, if so requested by Agent, deliver to Agent original or duplicate policies of such insurance and, as often as Agent may reasonably request (but no more frequently than once per year, unless there is a change in the policy or the insurer), a report of a reputable insurance broker with respect to such insurance. Further, subject to the Intercreditor Agreement, each Loan Party and its Subsidiary shall, at the request of Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 8 of the Security Agreements and cause the respective insurers to acknowledge notice of such assignment.

                            (ii) Payments for claims issued by any liability
insurance maintained by any Loan Party pursuant to this Section 6.01(g) may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (i) of this Section 6.01(g) is not applicable, each Loan Party and its Subsidiary shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by such Loan Party and any Subsidiary pursuant to this Section 6.01(g) shall be paid to such Loan Party and any Subsidiary as reimbursement for the costs of such repairs or replacements.

                            (iii) Upon (A) the occurrence and during the
continuation of any Event of Default or (B) the actual or constructive loss (in excess of $100,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by Agent as specified in Section 18 of the Security Agreements.

               (h) Inspection. Permit any authorized representatives designated by the Agent or any Bank in writing, upon reasonable notice to such Loan Party and its Subsidiary, to visit and inspect, test, check, or appraise any of the properties of such Loan Party or any of its Subsidiaries, including its and their financial and accounting books and records, to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all at such reasonable times during normal business hours, provided that (i) physical visits and inspections of any Loan Party's properties shall occur no more frequently than once a year, unless an Event of Default has occurred and is continuing, in which case visits and inspections may be conducted as frequently as Agent or any Bank elects, and (ii) inspection of any Loan Party or Subsidiary's books and records shall be conducted as often as reasonably requested; provided, further, that inspections by any Bank shall be at that Bank's expense and inspections by Agent shall be at the expense of the Loan Parties and Subsidiaries. Notwithstanding any provision of this Agreement to the contrary, no Loan Party or Subsidiary will be required to disclose, permit the inspection, examination, copying or making extracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information (except to the extent necessary to perfect or protect Agent's security interest in such assets), or (ii) in respect of which disclosure to Agent or such Bank (or designated representative) is then prohibited by (a) law, or (b) an agreement binding on such Loan Party that was not entered into by such Loan Party for the primary purpose of concealing information from Agent or the Banks. Permit Agent and its authorized representatives to conduct (at such Loan Party's expense) an audit of such Loan Party's Accounts, provided that such audits shall not be conducted more frequently than annually unless an Event of Default is continuing, in which case audits may be conducted as frequently as Agent elects.

               (i) Compliance with Laws, Etc. Exercise reasonable due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including all environmental laws, rules, regulations and orders, noncompliance with which could reasonably be expected to cause a Material Adverse Change to the business, operations, prospects, properties, assets or condition (financial or otherwise) of such Loan Party and any Subsidiary, taken as a whole, or on the ability of such Loan Party and its Subsidiary to perform, or of the Agent or any of the Banks to enforce, the obligations of such Loan Party and such Subsidiary under the Loan Documents.

               (j) Appraisals. When requested by the Agent, and in any event at least semi-annually after the Effective Date, an appraisal report by an appraiser reasonably satisfactory to the Agent and consented to by the Loan Parties (which consent shall not be unreasonably withheld), which shall describe the Collateral and report the original cost, net book value, fair market value, auction value and orderly liquidation value thereof. The Fixed Assets shall be appraised pursuant to this Section 6.01(j) by no later than December 31, 1998.

               (k) Outside Consultant. Continue to engage KPMG Peat Marwick, on terms and conditions acceptable to the Agent, for purposes of administering the reporting obligations of the Loan Parties under this Agreement and the Loan Documents and, in particular, monitoring and assisting in the production of the financial reports required thereby.

               (l) Year 2000. Loan Parties and their Subsidiaries will be Year 2000 Compliant by October 1, 1999.

               (m) No Setoffs or Counterclaims. Loan Parties and their Subsidiaries agree that the Loan Parties shall make payments hereunder and under the other Loan Documents by or on behalf of the Loan Parties and their Subsidiaries without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, local, or foreign taxes.

               (n) Employee Benefits. Cause to be delivered to the Agent, upon request, each of the following:

                            (i)  a copy of each Benefit Plan (or, where any such
plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of each Loan Party or its Subsidiaries;

                            (ii) the most recent determination letter issued by
the Internal Revenue Service with respect to each Benefit Plan;

                            (iii) for the three most recent plan years, annual
reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan;

                            (iv) all actuarial reports prepared for the last
three plan years for each Benefit Plan;

                            (v) a listing of all Multiemployer Plans, with the
aggregate amount of the most recent annual contributions required to be made by each Loan Party, its Subsidiary or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions;

                            (vi) any information that has been provided to any

Loan Party, its Subsidiary or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and

                            (vii) the aggregate amount of the most recent annual
payments made to former employees of any Loan Parties or Subsidiaries under any Retiree Health Plan.

Each Loan Party and its Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor.

               (o) Leases. Loan Parties and their Subsidiaries agree that Loan Parties and their Subsidiaries shall pay when due all rents and other amounts payable under any leases to which any Loan Party or any of its Subsidiaries is a party or by which any Loan Party or any of its Subsidiaries' properties and assets are bound, unless such payments are the subject of a Permitted Protest and except for rents and other amounts payable under leases of closed facilities at which Collateral having an OLV (as defined in the Intercreditor Agreement) less than $1,250,000 is located.

               (p) Fiscal Year. Each Loan Party and its Subsidiaries agree to maintain its Fiscal Year as a year ending December 31.

               (q) Compliance with Material Contracts. Each Loan Party shall perform and observe all material terms and provisions of the Material Contracts to be performed or observed by it, maintain, and cause each of its Subsidiaries to maintain the Material Contracts to which it is a party in full force and effect during their respective stated terms, enforce, and cause each of its Subsidiaries to enforce, and cause each of its Subsidiaries to enforce, the Material Contracts to which it is a party in accordance with their terms, and take and cause each of its Subsidiaries to take, all such action to such ends as may from time to time be reasonably requested by the Agent other than any such failure which would create no Material Adverse Change; excepting therefrom, (x) Loan Parties' dispute with Nextar regarding thickness sorters, (y) any failure to make timely payment in respect of the approximately $2,700,000 unsecured trade note payable to Ohara, and (z) defaults under leases of closed facilities of the Loan Parties where no Collateral is located.

               (r) Real Property; Collateral Access Agreements. Within thirty
(30) days after the Effective Date, (i) the Loan Parties shall prepare and deliver to the Agent a list of all leasehold interests of the Loan Parties in any Real Property as of the Effective Date, and (ii) each Loan Party having a leasehold interest in Real Property shall use its best efforts to deliver, or cause to be delivered, to the Agent, Collateral Access Agreements from the landlords on all Real Property leasehold interests of such Loan Party.

               (s) Delivery of Documents After Effective Date. Each Loan Party and its Subsidiary shall execute and deliver, or shall cause the execution and delivery of, the agreements, documents, instruments, certificates and opinions designated on the Closing Document List as items to be delivered after the Effective Date, as applicable, within the time periods with respect to such items, as set forth on the Closing Document List.

               (t) Further Assurances. Each Loan Party shall take, and shall cause each of its Subsidiaries to take, all such further actions and execute all such further documents and instruments as the Agent may at any time reasonably determine in its sole discretion to be necessary or desirable to further carry out and consummate the transactions contemplated by the Loan Documents, to cause the execution, delivery and performance of the Loan Documents to be duly authorized and to perfect or protect the Liens (and maintain the priority status thereof) of the Agent, for the benefit of the Banks, on the Collateral.

        SECTION 6.02. NEGATIVE COVENANTS. So long as any portion of the Term Loan shall remain outstanding, none of the Loan Parties nor any of their Subsidiaries shall, without the written consent of the Majority Banks (except where all Banks must provide prior written consent in accordance with Section 9.01):

               (a) Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                        (i) Indebtedness evidenced by this Agreement;

                        (ii) Indebtedness set forth in Schedule IX;

                        (iii) Indebtedness under the Foothill Group Agreement;

                        (iv) Subordinated Indebtedness approved by the Banks;

                        (v) Indebtedness secured by Permitted Liens; and

                        (vi) Refinancings, renewals, or extensions of Indebtedness permitted under clauses (ii), (iii), (iv), and (v) of this Section 6.02(a) (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Loan Parties (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to the Banks as those applicable to the refinanced Indebtedness, and
(v) such refinancings, renewals or extensions of Indebtedness would not violate
Section 6.02(k)(ii) hereof.

               (b) Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
Section 6.02(a)(vi) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

               (c) Restrictions on Fundamental Changes. Except as permitted by
Section 6.02(d)(ii) or as permitted by the Intercreditor Agreement, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets; provided that nothing herein prohibits Parent Guarantor from permitting the conversion of all or part of its preferred stock to Class A Common Stock.

               (d) Disposition of Assets.

                        (i) Unauthorized Dispositions of Collateral. Except as to authorized dispositions of Collateral set forth in Section 6.02(d)(ii) below, the use by Loan Parties of Collateral constituting cash or cash equivalents in compliance with the Loan Documents, the making of Permitted Investments or the licensing of General Intangibles in the ordinary course of business to licensees, sell, lease, assign, transfer, or otherwise dispose of any of their properties or assets other than sales of Inventory to buyers in the ordinary course of the Loan Parties' businesses as currently conducted.

                            (ii)  Authorized Dispositions of Collateral.  So
long as no Event of Default has occurred and is continuing or would result from giving effect to such Sale, the Loan Parties shall be entitled to dispose of assets composing the Collateral subject to the terms and conditions set forth in the Intercreditor Agreement; provided, however, that in the event of any such Sale, the Company shall: (A) provide immediate notice of the Sale to the Agent and the Banks; (B) direct the purchaser(s) of assets subject to the Sale to pay the proceeds of such Sale (to the extent required and calculated in accordance with the Intercreditor Agreement) directly to the Agent on behalf of the Banks; provided, further, in the event of any such Sale, the Agent shall, to the extent of any disposition of Collateral governed by and made in compliance with the Intercreditor Agreement and, so long as any payments required to be received by the Agent for the benefit of the Banks under the Loan Documents shall have been received in connection therewith, release its security interest in the Collateral being sold concurrent with the sale thereof.

               (e) Change Name. Change its name (or any foreign equivalent), corporate structure (within the meaning of Section 9402(7) of the California Commercial Code), or identity, or add any new fictitious name.

               (f) [Intentionally omitted.]

               (g) Acquisitions. Acquire or permit any Subsidiary to acquire any assets or a going business, whether through purchase of assets, merger or otherwise, outside of the ordinary course of business.

               (h) New Subsidiaries. Create or acquire any new Subsidiaries.

               (i) Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person (other than the obligations of another Loan Party upon prior or concurrent written notice to the Agent) except by endorsement of instruments or items of payment for deposit to the account of Loan Parties or which are transmitted or turned over to the Agent.

               (j) Nature of Business. Engage, or permit any of its Subsidiaries to engage, in any business other than (i) the businesses engaged in by such Loan Party and its Subsidiaries on the date of this Agreement and similar or related businesses, and (ii) such other lines of business as may be consented to by the Majority Banks.

               (k) Prepayments and Amendments.

                            (i)  Except in connection with a refinancing
permitted by Section 6.02(a)(vi), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than in respect of (A) the Obligations in accordance with this Agreement, (B) any payment under the revolver facility pursuant to the Foothill Group Agreement,
(C) interest, fees, expenses and mandatory prepayments of the Foothill Bridge
Term

Loan under Section 2.2 of the Foothill Group Agreement, as in effect on the Effective Date and (D) prepayment of the Seagate Subordinated Debt solely upon the conversion of up to $5,000,000 in principal amount thereof into Class A Common Stock in accordance with the terms thereof, and

                            (ii) Directly or indirectly, amend, modify, alter,
increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 6.02(a)(ii), (iii), (iv), (v), or (vi), except that (A) the Loan Parties may enter into amendments that would be permitted if effected by a refinancing permitted under Section 6.02(a)(vi), and (B) the Loan Parties may enter into amendments under the Foothill Group Financing Documents unless the effect of any such amendment or amendments is to (1) increase the interest rate or fees payable with respect to the Indebtedness thereunder; (2) change the dates upon which payments of principal or interest are due on such Indebtedness other than to extend such dates; (3) change any events constituting a "Default" or an "Event of Default" (as defined in the Foothill Group Agreement) other than to delete or make less restrictive any default provision therein, or add or make more restrictive any covenant with respect to such Indebtedness; (4) change the redemption or prepayment provisions of such Indebtedness other than to extend the dates therefor or to reduce the premiums payable in connection therewith;
(5) increase the commitments under the Foothill Group Financing Documents or the principal amount of the Foothill Group Bridge Term Loan; (6) make more restrictive the definition of "Revolving Advance Cap" or "Total Obligations Cap" (as defined in the Foothill Group Agreement as in effect on the Effective Date) or add any other definitions which would have the effect of decreasing the amount available for borrowing under the revolving credit provisions of the Foothill Group Financing Documents to an amount less than the amount calculated pursuant to Section 2.1 of the Foothill Group Agreement as in effect on the Effective Date; (7) amend the definition of "Borrowing Base" (as that definition is in effect on the Effective Date) or any of the components thereof (including, without limitation, those relating to eligible collateral, advance rates, dilution and concentration percentages); (8) change or amend any other term if such change or amendment would materially increase the obligations of the Loan Parties or confer additional material rights to the Foothill Group in a manner adverse to the Loan Parties, the Agent, the Co-Agent or any Bank; (9) add any collateral or security for the obligations of the Loan Parties thereunder; or
(10) enter into any amendment, modification or waiver of Section 1D, the second paragraph of Section 2, Section 4C or the second paragraph of Section 7 of the Certificate of Designation.

               (l) Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

               (m) Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

               (n) Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any Stock, of any class, whether now or hereafter outstanding, provided, however, that conversion of the Equity Investment from preferred stock to Class A Common Stock shall not constitute a purchase, acquisition, redemption, or retirement of any Stock and provided, further, that any Loan Party may make dividends, distributions or other payments to any Borrower, and any Loan Party other than a Borrower may make dividends, distributions and other payments to the Parent Guarantor, so long as such dividends, distributions and other payments are not otherwise prohibited by this Agreement.

               (o) Accounting Methods. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of the Loan Parties' accounting records without said accounting firm or service bureau agreeing to provide the Agent information regarding the Collateral or the Loan Parties' financial condition. Loan Parties hereby waive in favor of the Agent for the benefit of the Banks, the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by the Agent pursuant to or in accordance with this Agreement, and agrees that the Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

               (p) Investments. Except for Permitted Investments, directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (i) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (ii) loans, advances, capital contributions, or transfers of property to a Person, or (iii) the acquisition of all or substantially all of the properties or assets of a Person.

               (q) Transactions with Affiliates. Directly or indirectly, enter into or permit to exist any material transaction with any Affiliate of any Loan Party except for transactions that are in the ordinary course of such Loan Party's business, upon fair and reasonable terms, that are fully disclosed to the Agent, and that are no less favorable to such Loan Party than would be obtained in an arm's length transaction with a non-Affiliate.

               (r) Suspension. In the aggregate suspend or go out of a substantial portion of their business.

               (s) Compensation. Other than Parent Guarantor, increase the annual fee or per-meeting fees paid to directors during any year by more than 15% over the prior year; and, no Loan Parties or any of their Subsidiaries shall pay or accrue total cash compensation, during any year, to officers and senior management employees in an aggregate amount in excess of 125% of that paid or accrued in the prior year.

               (t) Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without providing thirty (30) days prior written notification thereof to the Agent and so long as, at the time of such written notification, the relevant Loan Party provides any financing statements or fixture filings (or foreign equivalents) necessary to perfect and continue perfected the Agent's Liens and also provides to the Agent a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without the Agent's prior written consent. The Agent and the Banks hereby consent to the transfer of up to $1,000,000 in book value of Inventory and up to $1,000,000 of OLV (as defined in the Intercreditor Agreement) of Equipment to a warehouse selected by Loan Parties located in California, Singapore or Malaysia; provided, however, that the Loan Parties shall provide twenty (20) days prior written notification thereof to the Agent and, at such time, provide financing statements or fixture filings (or foreign equivalents) necessary to perfect the Agent's Liens.

               (u) No Prohibited Transactions Under ERISA. Directly or indirectly:

                            (i)  Engage, or permit any Subsidiary of Loan
Parties to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the United States Department of Labor;

                            (ii) Permit to exist with respect to any Benefit
Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), whether or not waived;

                            (iii) Fail, or permit any Subsidiary of Loan Parties
to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                            (iv) Terminate, or permit any Subsidiary of Loan
Parties to terminate, any Benefit Plan where such event would result in any liability of Loan Parties, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

                            (v) Fail, or permit any Subsidiary of Loan Parties
to fail, to make any required contribution or payment to any Multiemployer Plan;

                            (vi) Fail, or permit any Subsidiary of Loan Parties
to fail, to pay any required installment or any other payment required under
Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

                            (vii) Amend, or permit any Subsidiary of Loan
Parties to amend, a Plan resulting in an increase in current liability for the plan year such that any Loan Party or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code; or

                            (viii) Withdraw, or permit any Subsidiary of Loan
Parties to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of any Loan Party or any ERISA Affiliate in excess of $100,000.

               (v) Financial Covenant. Fail to maintain Adjusted Net Worth of at least the amounts specified below for the relevant periods, measured on a fiscal quarter-end basis: (A) for the fiscal quarters of Loan Parties ending on June 30, 1998, (A) $32,000,000 and September 30, 1996, (B) $26,000,000; and (C) for
each fiscal quarter of Loan Parties ending thereafter, $32,000,000.

               (w) Capital Expenditures. Make Consolidated Capital Expenditures in any fiscal year in excess of $20,000,000.

               (x) Securities Accounts.

                            (i)  Establish or maintain any Securities Account
unless the Agent shall have received a Control Agreement, duly executed and in full force and effect, in respect of such Securities Account;

                            (ii) Transfer assets out of any Securities Accounts;
provided, however, that, so long as no Event of Default has occurred and is continuing or and no Event of Default or Potential Event of Default would result therefrom, the relevant Loan Parties may use such assets to the extent not prohibited by this Agreement or the other Loan Documents.

               (y) Inactive Subsidiary. Permit FSC to become an active operating company. Loan Parties shall cause FSC to continue to be an inactive holding company whose only significant assets are cash of not more than $500,000 and the Stock of various Subsidiaries.

               (z) Sales and Lease-Backs. Become or remain liable, or permit any of its Subsidiaries to become or remain liable, directly or indirectly, with respect to any Capital Lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which such Loan Party or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person or (ii) which such Loan Party or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party or any of its Subsidiaries to any Person in connection with such lease; provided that any Loan Party and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that any such Loan Party or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease under Sections 6.02(a) and 6.02(f).

                                  ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

        SECTION 7.01. EVENTS OF DEFAULT. Any one or more of the following events shall constitute an event of default (each an "Event of Default") under this
Agreement:

               (a) Failure to Pay. If any Loan Party shall fail to pay any installment of the principal when due hereunder or under any Loan Document, or shall fail to pay any installment of interest within three (3) Business Days of the date when due hereunder or under any Loan Document, or shall fail to pay any other amount payable within five (5) Business Days of the date when due hereunder or under any Loan Document.

               (b) Failure to Make Principal and Interest Payments as a Condition to the Effective Date. If the Loan Parties shall fail to pay the $10,000,000 principal payment required to be paid pursuant to Section 4.01(b)(i) on or before June 1, 1998 and the interest payment required to be made pursuant to Section 4.01(i).

               (c) Breach of Certain Representations, Covenants, Terms and Conditions. If any Loan Party fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.01(a), 6.01(b)(i) (but only up to three times during any 12-month period, and only in relation to Events of Default caused by the failure of third Persons to provide required information or reporting, and not in relation to Events of Default caused by a Loan Party), 6.01(b)(ii), 6.01(e), 6.01(g), 6.01(i), 6.01(n), and
6.01(o) of this Agreement and in Sections 4(b), 5(a), 7(a), 7(b), 7(d), and 10 of the Security Agreements or comparable provisions of the other Loan Documents, within ten (10) days of the date when required, or within five (5) days of the date when required in the case of Section 6.01(b)(i) or Section 6.01(b)(ii), or if any Loan Party otherwise fails to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between any Loan Party and the Banks or Agent;

               (d) Material Adverse Change. If there is a Material Adverse
Change;

               (e) Cross Default. If any Loan Party or any of their Subsidiaries shall (i) fail to pay any principal of, or premium or interest on, any Indebtedness, the aggregate outstanding principal amount of which is at least Two Million Dollars ($2,000,000) (excluding the Term Loan) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, or (ii) fail to perform or observe any term, covenant or condition on its part required to be performed or observed under any agreement or instrument relating to any Indebtedness, the aggregate outstanding principal of which is at least Two Million Dollars ($2,000,000) (excluding the Term Loan), and the effect of such failure is to accelerate or permit the acceleration of the maturity of such Indebtedness or (iii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any Indebtedness, the aggregate outstanding principal amount of which is at least One Million



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

Dollars ($1,000,000) (excluding the Term Loan), and the effect of such failure is to accelerate the maturity of such Indebtedness; or

               (f) Loan Party Insolvency Event. (i) If any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any Loan Party shall make a general assignment for the benefit of its creditors; or
(ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of forty-five (45) consecutive days; or (iii) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within forty-five (45) consecutive days from the entry thereof; or (iv) any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) and (iii) above; or (v) any Loan Party shall admit in writing its inability to pay its debts as they become due (any of the foregoing described in clauses (i) through (v) of this Section defined hereinafter as an "Insolvency Event");

               (g) Subsidiary Insolvency Event. (i) If any Subsidiary of a Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any such Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any such Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of forty-five (45) consecutive days; or (iii) there shall be commenced against any such Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within forty-five (45) consecutive days from the entry thereof; or (iv) any such Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii)



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

and (iii) above; or (v) any such Subsidiary shall admit in writing its inability to pay its debts as they become due;

               (h) Injunction. If any Loan Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

               (i) Writs and Levies. If any material portion of the properties or assets of any Loan Party is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

               (j) Government Levy. If notices of Lien, levy, or assessment aggregating more than $100,000 are filed of record with respect to any of the properties or assets of any Loan Party by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or by any foreign governmental authority, or if any taxes or debts aggregating more than $100,000 owing at any time hereafter to any one or more of such entities become a Lien, whether choate or otherwise, upon any of the properties or assets of any Loan Party and the same is not paid (or reserved against) on the payment date thereof;

               (k) Judgments and Encumbrances. If a judgment or other claim in excess of $100,000 becomes a Lien or encumbrance upon any material portion of any Loan Party's properties or assets and is not fully satisfied, bonded, or stayed within twenty (20) days;

               (l) Material Contracts. If there is a default in any Material Contract to which any Loan Party is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or
(b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of such Loan Party's obligations thereunder; the foregoing notwithstanding, (x) Loan Parties' dispute with Nextar regarding thickness sorters, (y) defaults by Loan Parties under the approximately $2,700,000 unsecured trade note payable to Ohara, and (z) defaults under leases of closed facilities of the Loan Parties where no Collateral is located, shall not constitute an Event of Default under this Section 7.01(l).

               (m) Subordinated Indebtedness. If any Loan Party makes any payment on account of Indebtedness of any Loan Party that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

               (n) ERISA Violation.

                            (i)  If any Loan Party or any of its ERISA
Affiliates fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Internal Revenue Code, such Loan Party or such ERISA Affiliate is required to pay as contributions thereto;



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

                            (ii) If any accumulated funding deficiency occurs or
exists, whether or not waived, with respect to any Pension Plan;

                            (iii) If the excess of the actuarial present value
of all benefit liabilities under all Pension Plans over the fair market value of the assets of such Pension Plans (excluding in such computation Pension Plans with assets greater than benefit liabilities) allocable to such benefit liabilities are greater than Two Million Dollars ($2,000,000);

                            (iv) If any Loan Party or any of its ERISA
Affiliates enters into any transaction which has as its principal purpose the evasion of liability under Subtitle D of Title IV of ERISA;

                            (v) If any Pension Plan maintained by any Loan Party
or any of its ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA, or (B) a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan, or (C) the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, or (D) any Loan Party or any of its ERISA Affiliates shall withdraw (under
Section 4063 of ERISA) from a Pension Plan, if as of the date of the event listed in subclauses (A)-(D) above or any subsequent date, either any Loan Party or its ERISA Affiliates have any liability (such liability to include, without limitation, any liability to the Pension Benefit Guaranty Corporation, or any successor thereto, or to any other party under Sections 4062, 4063 or 4064 of ERISA or any other provision of law) resulting from or otherwise associated with the events listed in subclauses (A)-(D) above; (As used in this subsection 7.01(n) the term "accumulated funding deficiency" has the meaning specified in
Section 412 of the Internal Revenue Code, and the terms "actuarial present value" and "benefit liabilities" have the meanings specified in Section 4001 of ERISA);

               (o) Loan Documents. If an event of default shall occur and be continuing under any other Loan Document.

               (p) Dissolution. If any Loan Party shall dissolve, wind up or otherwise cease its business unless permitted hereunder.

               (q) Guarantors. If the obligation of any Guarantor under or other third Person under any Loan Document to which it is a party is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such Guarantor or other third Person becomes the subject of an Insolvency Event.

               (r) Foothill Overadvances. If the aggregate amount of advances under the Foothill Group Agreement (including, without limitation, overadvances and protective advances but excluding the Foothill Group Bridge Term Loan), whether or not requested by any Loan Party, shall (i) remain outstanding for more than any 120 days within any 365-day period or (ii) at any one time, exceed availability under the Borrowing Base (as defined in the Foothill



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Group Agreement) by $2 million; provided, further, that the total amount of the
Foothill Group Claim (as defined in the Foothill Group Agreement and including the Foothill Group Bridge Term Loan) shall not exceed $30,000,000 minus the aggregate amount of principal repayments made with respect to the Foothill Group Bridge Term Loan.

               (s) Failure of Enforceability of Credit Documents; Security. If any covenant, agreement or obligation of any Loan Party contained in or evidenced by any of the Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; any Loan Party shall deny or disaffirm its obligations under any of the Loan Documents or any Liens granted in connection therewith; or, any Liens granted to the Agent, for the benefit of the Banks, in any of the Collateral shall be determined to be void, voidable, invalid or unperfected, are subordinated or not given the priority contemplated by this Agreement.

        SECTION 7.02. ACCELERATION. (i) Upon the occurrence of any Event of Default described in Subsections (f) and (g) above (Insolvency Event), the Term Loan, together with accrued interest thereon, and all other amounts owing under this Agreement, and the other Loan Documents shall automatically become due and payable, and (ii) upon the occurrence of any other Event of Default, the Agent shall at the request, or may with the consent of the Majority Banks, by notice to Loan Parties, declare the Term Loan, together with accrued interest thereon, and all other amounts owing under this Agreement, and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section or elsewhere in this Agreement, each Loan Party expressly waives presentment, demand, protest and all other notices of any kind.

                                  ARTICLE VIII

                                    THE AGENT

        SECTION 8.01. AUTHORIZATION AND ACTION. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Documents, the Agent shall not be required to exercise any discretion or take any action, but, subject to Section 9.01, shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any of the other Loan Documents or applicable law. The Agent agrees to give to each Bank prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement and the other Loan Documents.



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

        SECTION 8.02. AGENT'S RELIANCE, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement and the other Loan Documents, except for its or their own gross negligence or wilful misconduct. Without limiting the generality of the foregoing, the Agent: (i) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (iv) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement and the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

        SECTION 8.03. CIBC [ASIA] LTD., CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY AND AFFILIATES. With respect to the Term Loan made by it, CIBC [Asia] Ltd. ("CIBCAL") shall have the same rights and powers under this Agreement and the other Loan Documents as any other Bank and may exercise the same as though CIBCAL was not an Affiliate of the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include CIBCAL in its individual capacities. CIBCAL, Canadian Imperial Bank of Commerce, New York Agency ("CIBC NYA") and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with any of the Loan Parties, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such subsidiary, all as if CIBCAL and CIBC NYA were not a Bank or Agent and without any duty to account therefor to the Banks.

        SECTION 8.04. BANK CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 5.01(b) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

        SECTION 8.05. INDEMNIFICATION. The Banks agree to indemnify Agent and Co- Agent (to the extent not reimbursed by Loan Parties) ratably according to the respective principal amounts outstanding under the Term Loan (for purposes of this Section 8.05, CIBC [Asia] Ltd.



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

shall be deemed to have fully drawn each letter of credit issued by the Banks party to the Letter of Credit Agreements), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or Co-Agent in any way relating to or arising out of this Agreement and the other Loan Documents or any action taken or omitted by the Agent or Co-Agent under this Agreement and the other Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or Co-Agent's gross negligence or wilful misconduct. Without limiting the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent or Co-Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents, to the extent that the Agent or Co-Agent is not reimbursed for such expenses by Loan Parties.

        SECTION 8.06. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Banks and Loan Parties and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent with the Loan Parties' consent (so long as no Event of Default or Potential Event of Default is then continuing) which consent shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent from among the Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

        SECTION 8.07. AGENT AUTHORIZATION. Each Bank authorizes and directs the Agent to enter into the Loan Documents concerning the Collateral for the benefit of the Banks. Each Bank authorizes and directs the Agent to enter into the Intercreditor Agreement and the Seagate Subordination Agreement. Each Bank agrees that any action taken by the Agent which is required to be taken in accordance with the provisions of such documents or is otherwise approved by this Agreement or the Majority Lenders, together with such other actions as are reasonably incidental thereto, shall be authorized and binding upon the Agent, the Co-Agent and each of the Banks.

                                   ARTICLE IX



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                                  MISCELLANEOUS

        SECTION 9.01. AMENDMENTS, ETC. No amendment or waiver of any provision of the Loan Documents nor consent to any departure by the Loan Parties therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Article IV, (b) subject the Banks to any additional obligations, (c) reduce the principal of, or interest on, the Term Loan or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Term Loan or any fees or other amounts payable hereunder, (e) change the percentage of the aggregate unpaid principal amount of the Term Loan, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder, (f) amend any of the provisions in Sections 3.04 through 3.12, (g) amend the definition of Majority Banks or this Section 9.01, (h) release Parent Guarantor, Subsidiary Guarantors or any other guarantor, (i) release any material portion of the Collateral or (j) amend any of the provisions of the Interbank Agreement and the Side Letter; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Loan Document; and provided, further that no waiver or consent shall, unless in writing and signed by the affected Bank, waive the rights of that Bank to receive any payment or compensation under any of Sections
3.04 through 3.12. No amendment to Section 17(a) or 17(c) of the Intercreditor Agreement shall be made without the consent of the Borrowers.

        SECTION 9.02. NOTICES, ETC. Except as otherwise set forth in this Agreement, all notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed or sent by facsimile or delivered, if to Loan Parties, at their respective addresses set forth on the signature page hereof; and if to any Bank or the Agent, at its address set forth on the signature page hereof; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communi cations shall (i) when telecopied be effective when telecopied, (ii) when mailed first class postage prepaid, be effective on the third Business Day after the date deposited in the mail, and (iii) when delivered, be effective upon receipt, except that notices and communications to the Agent pursuant to Article II or VII shall not be effective until received by the Agent.

        SECTION 9.03. RIGHT OF SETOFF. Subject to the Intercreditor Agreement, upon the occurrence of both (i) any Event of Default and (ii) the making of the request or the granting of the consent specified by the last paragraph of
Article VII to authorize the Agent to declare the Term Loan and other amounts due and payable pursuant to the provisions of the last paragraph of Article VII, each Bank is hereby authorized by each Loan Party, at any time and from time to time, without notice, (a) to set off against, and to appropriate and apply to the payment of, the obligations and liabilities of any Loan Party under the Loan Documents (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts owing by such

Bank or any of its Affiliates to any Loan Party (whether payable in Dollars or any other currency, whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and any monies, credits or other property belonging to any Loan Party at any time held by or coming into the possession of such Bank, the Agent or any of their respective Affiliates, and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as such Bank in its sole discretion may elect. The rights of each Bank under this Section are in addition to other rights and remedies (including other rights of set-off) which such Bank may have.

        SECTION 9.04. NO WAIVER; REMEDIES. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        SECTION 9.05. COSTS AND EXPENSES. Without duplication of any amounts payable pursuant to Article III, each of the Loan Parties jointly and severally agree to pay upon receipt of invoice all costs and expenses of the Agent (including reasonable attorney's fees and the allocated cost of in-house counsel and staff) in connection with the preparation, amendment, modification, enforcement, including in appellate, bankruptcy, (including without limitation in connection with issues concerning cash collateral, relief from the automatic stay and plan confirmation), insolvency, liquidation, reorganization, moratorium or other similar proceedings or restructuring of the Loan Documents. In addition, without duplication of any amounts payable pursuant to Article III, the Loan Parties agree jointly and severally to pay on demand all costs and expenses of each Bank (including reasonable attorney's fees and the reasonable estimate of the allocated cost of in-house counsel and staff) in connection with the preparation, amendment, modification, enforcement, bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings of any Loan Party or restructuring of the Loan Documents.

        SECTION 9.06. ADDITIONAL BANKS; ASSIGNMENTS; PARTICIPATIONS.

               (a) Any Bank may assign, from time to time, all or any portion of its pro rata share of the Term Loan to an Affiliate of that Bank or to a Federal Reserve Bank or, (so long as no Event of Default shall have occurred and be continuing) with the prior written approval of Loan Parties (which approval will not be unreasonably withheld or delayed), to any other Financial Institution acceptable to the Agent; provided that the parties to each such assignment shall execute and deliver to the Agent and Loan Parties an Assignment Agreement substantially in the form of Exhibit B. Upon such execution and delivery and payment of a fee equal to $2,500 to the Agent to cover administrative costs, from and after the effective date specified in such Assignment Agreement (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, have the rights and obligations of a Bank hereunder and (z) the Bank assignor



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

thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement (other than pursuant to Section 9.06(e)), and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto, subject to its continuing obligations under Section 9.06(e).

               (b) Each Bank may sell, negotiate or grant participations to other Financial Institutions in all or part of the obligations of Loan Parties outstanding under the Loan Documents, without notice to or the approval of the Agent or Loan Parties; provided that any such sale, negotiation or participation shall be in compliance with the applicable federal, state, and foreign securities laws and the other requirements of this Section 9.06. No participant shall constitute a "Bank" under any Loan Document, and Loan Parties shall continue to deal solely and directly with the Agent and the Banks.

               (c) Each Bank may disclose to any proposed assignee or participant which is a Financial Institution any information relating to Loan Parties or any of their Subsidiaries; provided, that prior to such disclosure such proposed assignee or participant shall have agreed in writing to keep any such information confidential substantially on the terms of Section 9.06(e).

               (d) The grant of a participation interest shall be on such terms as the granting Bank determines are appropriate, provided only that (1) the holder of such a participation interest shall not have any of the rights of a Bank under this Agreement except, if the participation agreement so provides, rights to demand the payment of costs of the type described in Article III, and
(2) the consent of the holder of such a participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those that (i) extend the term of the Term Loan, (ii) decrease the rate of interest or the amount of any fee or any other amount payable to the Banks under the Loan Documents, (iii) reduce the principal amount payable under the Loan Documents, or (iv) extend the date fixed for the payment of principal or interest or any other amount payable under the Loan Documents.

               (e) Each Bank understands that some of the information and documents furnished to it pursuant to the Loan Documents may be confidential and each Bank agrees that it will keep all non-public information, documents and agreements so furnished to it confidential and will make no disclosure to other Persons of such information or agreements until it shall have become public, except (i) to the extent required in connection with matters involving operations under or enforcement or amendment of the Loan Documents; (ii) in accordance with such Bank's obligations under law or regulations or pursuant to subpoenas or other process to make information available to governmental agencies and examiners or to others; (iii) to any corporate parent of any Bank so long as such parent agrees to accept such information or agreement subject to the restrictions provided in this Section 9.06(e); (iv) to any participant bank or trust company of any Bank so long as such participant shares the corporate parent with such Bank and agrees to keep such information, documents or agreement confidential in accordance



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with the restrictions provided in this Section 9.06(e); (v) to the Agent or to any other Bank and their respective counsel and other professional advisors and to its own counsel and professional advisors so long as such Persons are instructed to keep such information confidential in accordance with the provisions of this Section 9.06(e); (vi) to proposed assignees and participants that are Financial Institutions in accordance with Section 9.06(c); and (vii) with the prior written consent of Loan Parties.

        SECTION 9.07. JOINT AND SEVERAL OBLIGATIONS. The Obligations are joint and several obligations of each Borrower. The rights of the Borrower hereunder are joint and not several, and must be exercised collectively.

        SECTION 9.08. CO-BORROWER PROVISIONS.

               (a) Consents. Subject to the Intercreditor Agreement, each Borrower, as the guarantor of the Obligations directly incurred by the other Borrower authorizes Agent, without giving notice to such Borrower or obtaining such Borrower's consent and without affecting the liability of such Borrower for the Obligations directly incurred by the other Borrower, from time to time to:

                            (i)  compromise, settle, renew, extend the time for
payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations; grant other indulgences to the other Borrower in respect thereof; or modify in any manner any documents relating to the Obligations;

                            (ii) declare all Obligations due and payable upon
the occurrence and during the continuance of an Event of Default;

                            (iii) take and hold security for the performance of
the Obligations of the other Borrower and exchange, enforce, waive and release any such security;

                            (iv) apply and reapply such security and direct the
order or manner of sale thereof as Agent, in its sole discretion, may determine;

                            (v) release, surrender or exchange any deposits or
other property securing the Obligations or on which Agent at any time may have a Lien; release, substitute or add any one or more endorsers or guarantors of the Obligations of the other Borrower or such Borrower; or compromise, settle, renew, extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any such endorser or guarantor or other Person who is now or may hereafter be liable on any Obligations or release, surrender or exchange any deposits or other property of any such Person;

                            (vi) apply payments received by Agent from either
Borrower to any Obligations, in such order as Agent shall determine, in its sole discretion; and



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

                            (vii) assign this Agreement in whole or in part.

               (b) Waivers. Each Borrower, as the guarantor of the Obligations directly incurred by the other Borrower, but without affecting its liability as a primary obligor for that portion of the Obligations for which it is the Borrower, waives:

                            (i)  any defense based upon any legal disability or
other defense of the other Borrower, or by reason of the cessation or limitation of the liability of the other Borrower from any cause (other than full payment of all Obligations), including, but not limited to, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction, and usury;

                            (ii) any defense based upon any legal disability or
other defense of any guarantor or other Person;

                            (iii) any defense based upon any lack of authority
of the officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower or any principal of the other Borrower or any defect in the formation of the other Borrower or any principal of any other Borrower;

                            (iv) any defense based upon the application by any
other Borrower of the proceeds of the Term Loan for purposes other than the purposes represented by any other Borrower to Agent or intended or understood by Agent or such Borrower;

                            (v) any defense based on such Borrower's rights,
under statute or otherwise, to require Agent to sue the other Borrower or otherwise to exhaust its rights and remedies against the other Borrower or any other Person or against any collateral before seeking to enforce its right to require such Borrower to satisfy the Obligations of the other Borrower;

                            (vi) any defense based on Agent's failure at any
time to require strict performance by either Borrower of any provision of the Loan Documents. Such Borrower agrees that no such failure shall waive, alter or diminish any right of Agent thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Agent from foreclosing on the Lien of any security agreement, or exercising any rights available to Agent thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of such Borrower;

                            (vii) any defense arising from any act or omission
of Agent which changes the scope of such Borrower's risks hereunder;

                            (viii) any defense based upon Agent's election of
any remedy against such Borrower or the other Borrower or both; any defense based on the order in which Agent enforces its remedies;



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

                            (ix) any defense based on (A) Agent's surrender,
release, exchange, substitution, dealing with or taking any additional collateral, (B) Agent's abstaining from taking advantage of or realizing upon any Lien or other guaranty, and (C) any impairment of collateral securing the Obligations, including, but not limited to, Agent's failure to perfect or maintain a Lien in such collateral;

                            (x) any defense based upon Agent's failure to
disclose to such Borrower any information concerning the other Borrower's financial condition or any other circumstances bearing on the other Borrower's ability to pay the Obligations;

                            (xi) any defense based upon any statute or rule of
law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

                            (xii) any defense based upon Agent's election, in
any proceeding instituted under the Bankruptcy Code, of the application of
Section 1111(b)(2) of the Bankruptcy Code or any successor statute;

                            (xiii) any defense based upon any borrowing or any
grant of a security interest under Section 364 of the Bankruptcy Code;

                            (xiv) any defense based on Agent's failure to be
diligent or to satisfy any other standard imposed on a secured party in exercising rights with respect to collateral securing the Obligations;

                            (xv) notice of acceptance hereof; notice of the
existence, creation or acquisition of any Obligation; except as provided herein, notice of any Event of Default; notice of the amount of the Obligations outstanding from time to time; notice of any other fact which might increase such Borrower's risk; diligence; presentment; demand of payment; protest; filing of claims with a court in the event of the other Borrower's receivership or bankruptcy and all other notices and demands to which such Borrower might otherwise be entitled (and agrees the same shall not have to be made on the other Borrower as a condition precedent to such Borrower's obligations hereunder);

                            (xvi) any defense based on errors and omissions by
Agent in connection with its administration of the Term Loan, other than those caused by the Agent's gross negligence or willful misconduct;

                            (xvii) any defense based on application of
fraudulent conveyance or transfer law or shareholder distribution law to any of the Obligations or the security therefor;

                            (xviii) any defense based on Agent's failure to seek
relief from stay or adequate protection in another Borrower's bankruptcy proceeding or any other act or omission by Agent which impairs such Borrower's prospective subrogation rights;



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

                            (xix) any defense based on legal prohibition of
Agent's acceleration of the maturity of the Obligations during the occurrence of an Event of Default or any other legal prohibition on enforcement of any other right or remedy of Agent with respect to the Obligations and the security therefor; and

                            (xx) the benefit of any statute of limitations
affecting the liability of such Borrower hereunder or the enforcement hereof.

               (c) Additional Waivers. Each Borrower authorizes Agent to exercise, in its sole discretion, any right, remedy or combination thereof which may then be available to Agent, since it is such Borrower's intent that the Obligations be absolute, independent and unconditional obligations of such Borrower under all circumstances. Without limiting the generality of the foregoing or any other provision hereof, each Borrower hereby waives, to the fullest extent permitted by applicable law in accordance with Section 2856 of the California Civil Code, all rights and benefits under California Civil Code Sections 2787 to 2855, inclusive (or any similar laws in other jurisdictions) and all rights and benefits of California Civil Code Sections 2899 and 3433 (or any similar laws in any other jurisdiction). In addition, without limiting the generality of the foregoing or any other provision hereof, each Borrower hereby waives, in accordance with Section 2856 of the California Civil Code, all rights and defenses (including, without limitation, all rights and defenses arising out of an election of remedies by the Agent or any Bank) that such Borrower may have because the Obligations are or may in the future be secured by real property. This means, among other things:

                            (i)  the Agent, the Co-Agent or any Bank may collect
from such Borrower without first foreclosing on any real or personal property collateral pledged to or for the benefit of the Agent or any Bank; and

                            (ii) if the Agent, the Co-Agent or any Bank
forecloses on any real property collateral pledged by the other Borrower:

                             (A)  the amount of the debt may be reduced only by
the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

                             (B) the Agent, the Co-Agent or any Bank may collect
from such Borrower even if the Agent, the Co-Agent or any Lender, by foreclosing on the real property collateral, has destroyed any right such Borrower may have to collect from the other Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses the Borrowers may have because the Obligations are or may in the future be secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure (or any similar laws in any other jurisdiction). Notwithstanding any foreclosure of any Lien with respect to any or all of any property securing the Obligations, whether by the exercise of the power of sale contained therein,



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

by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, each Borrower shall remain bound under such Borrower's guaranty of the Obligations directly incurred by the other Borrower.

               (d) Subrogation Waiver. Notwithstanding anything to the contrary contained herein, each Borrower hereby irrevocably waives, and shall not seek to exercise, until after indefeasible payment in full in cash of the Obligations, all of the following rights that it may have against the other Borrower, any guarantor, or any collateral provided by any other Borrower or any other guarantor, for any amounts paid by such Borrower, or any acts performed by such Borrower hereunder, in each case, arising under or in respect of the Loan
Documents: (i) subrogation (including all rights arising under Bankruptcy Code
Section 509 and California Civil Code Sections 2848 and 2849, as now and hereafter in effect), (ii) reimbursement (including all rights arising under Bankruptcy Code Section 502(e) and California Civil Code Section 2847, as now and hereafter in effect), (iii) performance (including all rights arising under California Civil Code Section 2846, as now and hereafter in effect), (iv) indemnification or contribution (including all rights to indemnification or contribution arising under Bankruptcy Code Section 502(e), as now and hereafter in effect), (v) participation in a claim, and (vi) all similar rights arising under a contract, in equity, common law, statutes or otherwise.

               (e) Subordination of Claims. All present and future debts and other obligations of the Borrowers to each other are hereby postponed in favor, and subordinated to the full indefeasible payment in cash, of the Obligations. If an Event of Default has occurred and is continuing, no payments in respect of any such intra-Borrower indebtedness may be made until all Obligations are indefeasibly paid in full in cash.

               (f) Primary Obligations. This Agreement is a primary and original obligation of each Borrower and each Borrower shall be liable for all existing and future Obligations of the other Borrower as fully as if such Obligations were directly incurred by such Borrower.

        SECTION 9.09. EFFECTIVENESS; BINDING EFFECT; GOVERNING LAW. This Agreement shall become effective when it shall have been executed by Loan Parties, the Agent, the Co-Agent and each Bank and each of the conditions precedent set forth in Section 4.01 shall have been satisfied. This Agreement shall be binding upon and inure to the benefit of Loan Parties, the Agent, the Co-Agent, each Bank and their respective successors and assigns, except that Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Agent and all the Banks. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS TO BE PERFORMED WITHIN SUCH STATE.

        SECTION 9.10. SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS. Subject to the remainder of this Section 9.10, this Agreement shall terminate upon the indefeasible repayment in full of the Term Loan and all other amounts owing under this Agreement. All agreements,



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

representations and warranties made herein and in any Loan Document shall survive the execution and delivery of this Agreement and the making of the Term Loan hereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements contained in Sections 3.04, 3.05, 3.08, 3.11 and
9.05 shall survive the payment of the Term Loan and the termination of this Agreement; provided, however, that such Sections (other than Section 9.05) shall terminate on the fifth anniversary of the termination of this Agreement.

        SECTION 9.11. WAIVER OF JURY TRIAL. EACH OF THE LOAN PARTIES, THE AGENT AND EACH BANK HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE DEBTOR/CREDITOR RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Agent, each Bank and each of the Loan Parties acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. The Agent, each Bank and each of the Loan Parties further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREE MENT, THE OTHER LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

        SECTION 9.12. CONSENT TO JURISDICTION; VENUE. All judicial proceedings brought against any Loan Party with respect to this Agreement and the other Loan Documents may be brought in any state or federal court of competent jurisdiction in the County of San Francisco in the State of California, and by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Loan Party irrevocably waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section. Nothing herein shall affect the right of the Agent or any Bank to bring proceedings against any Loan Party in courts of any jurisdiction.

        SECTION 9.13. ENTIRE AGREEMENT. This Agreement with Exhibits and Schedules and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

        SECTION 9.14. SEPARABILITY OF PROVISIONS. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        SECTION 9.15. OBLIGATIONS SEVERAL. The obligation of each Bank hereunder is several, and no Bank shall be responsible for the obligation or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity.

        SECTION 9.16. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

        SECTION 9.17. 1654 INTERPRETATION. This Agreement has been negotiated at arm's length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. Each party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law (including California Civil Code Section 1654) or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties and this Agreement.

        SECTION 9.18. CONFIDENTIALITY. Any information provided in connection herewith to the Agent, Co-Agent or any Bank shall be subject to the confidentiality provisions of Section 9.06(e) of the Agreement.

        SECTION 9.19. NO NOVATION. This Agreement is an amendment and restatement of the Existing Credit Agreement. The Obligations under this Agreement are incurred in renewal of and rearrangement and substitution, but not in payment, for the obligations of the Parent Guarantors and the Borrowers under the Existing Credit Agreement, it being acknowledged and agreed that the Indebtedness evidenced by the Existing Credit Agreement and the "Loan Documents" (as defined therein) constitutes the same Indebtedness evidenced by this Agreement and the Loan Documents, and this Agreement and the Loan Documents are in no way intended to constitute a novation of the Existing Credit Agreement or the outstanding principal amount of the Term Loan; provided, however, that, as of the Effective Date, the rights and obligations of the parties to this Agreement shall be governed by this Agreement and not by the Existing Credit Agreement and no Event of Default or Potential Event of Default under the Existing Credit



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

Agreement shall constitute an Event of Default or Potential Event of Default under this Agreement.

        SECTION 9.20. MAXIMUM PERMISSIBLE RATE. Each provision in this Agreement and each other Loan Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, to the Agent, the Co-Agent or any Bank for the use, forbearance or detention of the money to be loaned under this Agreement or any Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Loan Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, Borrowers shall never be required to pay interest on the Obligations at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable with respect to the Obligations would exceed the Highest Lawful Rate, or if the holder of such Obligations shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by any Borrower with respect to the Obligations to a rate in excess of the Highest Lawful Rate, then the amount of interest which would otherwise be payable by such Borrower with respect to such Obligations shall be reduced to the Highest Lawful Rate and (ii) any unearned interest paid by such Borrower or any interest paid by such Borrower in excess of the Highest Lawful Rate shall be in the first instance credited on the principal of such Obligations with the excess thereof, if any, refunded to such Borrower.

                                   ARTICLE X


                                    GUARANTY

        SECTION 10.01. GUARANTY OF THE GUARANTIED OBLIGATIONS. Parent Guarantor hereby irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)). The term "Guarantied Obligations" is used herein in its most comprehensive sense and includes any and all obligations of Borrowers or any Borrower in respect of advances, borrowings, loans, debts, letters of credit, bankers' acceptances, interest, fees, costs, expenses (including, without limitation, legal fees and expenses of counsel and allocated costs of internal counsel), indemnities and liabilities of whatsoever nature now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection



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with this Agreement and the other Loan Documents, including those arising under successive borrowing transactions under this Agreement which shall either continue such obligations of Borrowers or from time to time renew them after they have been satisfied.

        SECTION 10.02. LIABILITY OF GUARANTOR ABSOLUTE. Parent Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than indefeasible payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees as follows:

               (a) This Guaranty is a guaranty of payment when due and not of collectibility.

               (b) Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Banks and Borrowers with respect to the existence of such Event of Default.

               (c) The obligations of Parent Guarantor hereunder are independent of the obligations of Borrowers under the Loan Documents and the obligations of any other guarantor of the obligations of Borrowers under the Loan Documents, and a separate action or actions may be brought and prosecuted against Parent Guarantor whether or not any action is brought against Borrowers or any of such other guarantors and whether or not Borrowers are joined in any such action or actions.

               (d) Parent Guarantor's payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge Parent Guarantor's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if Agent is awarded a judgment in any suit brought to enforce Parent Guarantor's covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release Parent Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit.

               (e) Agent or any Bank, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Parent Guarantor's guaranty hereunder or giving rise to any reduction, limitation, impairment, discharge or termination of Parent Guarantor's liability hereunder, as long as any Guarantied Obligations are outstanding and until indefeasible payment in cash in full of all Guarantied Obligations and termination of the Credit Agreement from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of Parent Guarantor's guaranty hereunder or the Guarantied



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

Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of Agent or any Bank in respect of Parent Guarantor's guaranty hereunder or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Agent or, Banks, or any of them, may have against any such security, as Agent in its discretion may determine consistent with this Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Parent Guarantor against Borrowers or any security for the Guarantied Obligations; and
(vi) exercise any other rights available to it under the Loan Documents.

               (f) Parent Guarantor's guaranty of the Guarantied Obligations and the obligations of Parent Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than indefeasible payment in full of the Guarantied Obligations), including, without limitation, the occurrence of any of the following, whether or not Parent Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including, without limitation, provisions relating to Events of Default) of this Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of this Agreement or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though Agent or Banks, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Bank's or Agent's consent to the change, reorganization or termination of the corporate structure or existence of any Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which Borrowers may allege or assert against Agent or any Bank in respect of the Guarantied Obligations,



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

including, but not limited to, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Parent Guarantor as an obligor in respect of the Guarantied Obligations.

        SECTION 10.03. WAIVERS BY GUARANTOR. Parent Guarantor hereby waives, for the benefit of Banks and Agent:

               (a) any right to require Agent or Banks, as a condition of payment or performance by Parent Guarantor, to (i) proceed against either Borrower, any other guarantor of the Guarantied Obligations or any other Person,
(ii) proceed against or exhaust any security held from any Borrower, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of Agent or any Bank in favor of either Borrower or any other Person, or
(iv) pursue any other remedy in the power of Agent or any Bank whatsoever;

               (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of either Borrower including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of either Borrower from any cause other than indefeasible payment in full of the Guarantied Obligations;

               (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

               (d) any defense based upon Agent's or any Bank's errors or omissions in the administration of the Guarantied Obligations other than such errors or omission arising from Agent's or any such Bank's gross negligence or willful misconduct;

               (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of Parent Guarantor's guaranty of the Guarantied Obligations and any legal or equitable discharge of Parent Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting Parent Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that Agent or any Bank protect, secure, perfect or insure any security interest or lien or any property subject thereto; and

               (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of Parent Guarantor's guaranty of the Guarantied Obligations hereunder, notices of default under this Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to either Borrower and notices of any of the matters referred to in Section 10.2 and any right to consent to any thereof.

        SECTION 10.04. CONTINUING GUARANTY: TERMINATION OF GUARANTY. Parent Guarantor's guaranty of the Guarantied Obligations is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been indefeasibly paid in full. Anything contained in this Article X to the contrary notwithstanding, this Guaranty shall not apply to Guarantied Obligations created after actual receipt by Agent of written notice from Parent Guarantor of its revocation as to future transactions; provided, however, that any such revocation shall not affect Parent Guarantor's liability for any Guarantied Obligations outstanding at the time of receipt of such notice or any extension or renewal of such Guarantied Obligations.

        SECTION 10.05. BANKRUPTCY; POST-PETITION INTEREST; REINSTATEMENT OF GUARANTY.

               (a) So long as any Guarantied Obligations remain outstanding, Parent Guarantor shall not, without the prior written consent of Agent in accordance with the terms of this Agreement, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against either Borrower. The obligations of Parent Guarantor hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of either Borrower or by any defense which either Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

               (b) Parent Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Parent Guarantor and Agent that the Guarantied Obligations which are guarantied by Parent Guarantor pursuant to this Article X should be determined without regard to any rule of law or order which may relieve Borrowers of any portion of such Guarantied Obligations. Parent Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Agent, or allow the claim of Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

               (c) In the event that all or any portion of the Guarantied Obligations are paid by Borrowers, the obligations of Parent Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Agent or any Bank as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this
Article X.

        SECTION 10.06. SUBORDINATION OF CLAIMS. All present and future debts and other obligation of any Borrower to the Parent Guarantor are hereby postponed in favor, and subordinated to the full indefeasible payment in cash, of the Obligations. If an Event of Default has occurred and is continuing no payments in respect of any such indebtedness may be made until all Obligations are indefeasibly paid in full in cash.

        SECTION 10.07. ADDITIONAL WAIVERS. The Parent Guarantor authorizes Agent to exercise, in its sole discretion, any right, remedy or combination thereof which may then be available to Agent, since it is the Parent Guarantor's intent that the Guarantied Obligations be absolute, independent and unconditional obligations of the Parent Guarantor under all circumstances. Without limiting the generality of the foregoing or any other provision hereof, the Parent Guarantor hereby waives, to the fullest extent permitted by applicable law in accordance with Section 2856 of the California Civil Code, all rights and benefits under California Civil Code Sections 2787 to 2855, inclusive (or any similar laws in other jurisdictions) and all rights and benefits of California Civil Code Sections 2899 and 3433 (or any similar laws in any other jurisdiction). In addition, without limiting the generality of the foregoing or any other provision hereof, the Parent Guarantor hereby waives, in accordance with Section 2856 of the California Civil Code, all rights and defenses (including, without limitation, all rights and defenses arising out of an election of remedies by the Agent or any Bank) that the Parent Guarantor may have because the Obligations are or may in the future be secured by real property. This means, among other things:

               (a) The Agent, the Co-Agent or any Bank may collect from the Parent Guarantor without first foreclosing on any real or personal property collateral pledged to or for the benefit of the Agent or any Bank; and

               (b) If the Agent, the Co-Agent or any Bank forecloses on any real property collateral pledged by any Borrower:

                             (i) the amount of the debt may be reduced only by
                            the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

                             (ii) the Agent, the Co-Agent or any Bank may
                            collect from the Parent Guarantor even if the Agent, the Co-Agent or any Lender, by foreclosing on the real property collateral, has destroyed any right the Parent Guarantor may have to collect from any Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses the Borrowers may have because the Obligations are or may in the future be secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure (or any similar laws in any other jurisdiction). Notwithstanding any foreclosure of any Lien with respect to any or all of any property securing the Obligations, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, the Parent Guarantor shall remain bound under the Parent Guarantor's guaranty of the Obligations directly incurred by any Borrower.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        STORMEDIA INTERNATIONAL, LTD.,
                                        as Borrower

                                        By: /s/
                                           ------------------------------------

                                        Title:
                                              ---------------------------------

                                        Notice Address:

                                        9 Tuas Avenue 5
                                        Singapore 639335

                                        Telephone:  65-863-3133
                                        Telecopier:  65-863-6822
                                        Attention: Chief Financial
                                        Officer

                                        STRATES PTE. LTD., as Borrower

                                        By: /s/
                                           ------------------------------------

                                        Title:
                                              ---------------------------------

                                        Notice Address:

                                        4 Tuas West Avenue
                                        Singapore 638429

                                        Telephone:  65-863-3031
                                        Telecopier:  65-863-2669
                                        Attention: Chief Financial Officer

                                        STORMEDIA INCORPORATED, as
                                        Parent Guarantor

                                        By: /s/
                                           ------------------------------------

                                        Title:
                                              ---------------------------------
                                        Notice Address:
                                        385 Reed Street
                                        Santa Clara, CA 95050

                                        Telephone: (408) 988-1409
                                        Telephone: (408) 727-4928
                                        Attention:  Chief Financial Officer

                                        CANADIAN IMPERIAL BANK OF
                                        COMMERCE, New York Agency, as Agent


                                        By: /s/
                                           ------------------------------------

                                        Title:
                                              ---------------------------------

                                        Notice Address:

                                        425 Lexington Avenue
                                        Eighth Floor
                                        New York, NY  10017

                                        Telephone:  (212) 856-3549
                                        Telecopier:  (212) 856-4135

                                        Attention:  Mr. Marc Bilbao

                                        Payment Address:

                                        Chase Manhattan Bank, New York
                                        Chips ID 126193
                                        Account No.:  544-7-11177
                                        Account Name:  Canadian Imperial Bank of
                                        Commerce, Singapore

                                        Reference:  StorMedia

                                        BANQUE NATIONALE DE PARIS,
                                        San Francisco Branch,
                                        as Co-Agent


                                        By: /s/
                                           ------------------------------------

                                        Title:
                                              ---------------------------------



                                        By: /s/
                                           ------------------------------------

                                        Title:
                                              ---------------------------------

                                        Notice Address:

                                        180 Montgomery Street
                                        San Francisco, CA  94104

                                        Telephone: (415) 956-0707
                                        Telecopier: (415) 296-8954
                                        Attention:  Mr. William LaHerran

                                        BANKS:



                                        CIBC [Asia] LTD.


                                        By: /s/
                                           ------------------------------------

                                        Title:
                                              ---------------------------------

                                        Notice Address:

                                        16 Collyer Quay No. 04-02
                                        Singapore, 0104

                                        Telephone:   65-439-3768
                                        Telecopier:   65-535-5182
                                        Attention:  Mr. Chin Foo Chun

                                        Telephone:  65-439-3754
                                        Telecopier:  65-535-5182
                                        Attention:  Mr. Harry Wong

                                        BANQUE NATIONALE DE PARIS,
                                        Singapore Branch


                                        By: /s/
                                           ------------------------------------

                                        Title:
                                              ---------------------------------



                                        By: /s/
                                           ------------------------------------

                                        Title:
                                              ---------------------------------



                                        Notice Address:

                                        Tung Centre
                                        20 Collyer Quay
                                        Singapore  049319

                                        Telephone:   65-539-9327
                                        Telecopier:  65-226-2516
                                        Attention:  Mr. Andre Luu

                                        FLEET NATIONAL BANK


                                        By: /s/
                                           ------------------------------------

                                        Title:
                                              ---------------------------------


                                        Notice Address:

                                        40 Westminister Street Mail
                                        Stop RI OP TO5A P.O. Box 366
                                        Providence, RI 02901-0366

                                        Telephone:  (401) 459-4910
                                        Telecopier:  (401) 459-4962
                                        Attention:  Mr. Michael F. O'Neill

                                        SANWA BANK CALIFORNIA


                                        By: /s/
                                           ------------------------------------

                                        Title:
                                              ---------------------------------

                                        Notice Address:

                                        444 Market Street, 22nd Floor
                                        San Francisco, CA  94111

                                        Telephone:  (415) 597-5109
                                        Telecopier: (415) 597-5491
                                        Attention:  Mr. George Vetek

                                        UNION BANK OF CALIFORNIA


                                        By: /s/
                                           ------------------------------------

                                        Title:
                                              ---------------------------------

                                        Notice Address:

                                        350 California Street, Suite 750
                                        San Francisco, CA  94104

                                        Telephone:  (415) 705-7119

                                        Telecopier:  (415) 705-7390
                                        Attention:  Ms. Christiana Creekpaum

                                 ACKNOWLEDGMENT


      Each of the undersigned (i) acknowledges receipt of a copy of the foregoing Amended and Restated Credit Agreement, (ii) understands that it is a "Loan Party" as defined therein, (iii) agrees to comply with the agreements, covenants and restrictions applicable to Loan Parties thereunder and (iv) represents and warrants to the Agent, the Co-Agent and the Banks that the representations and warranties therein regarding the undersigned are true, complete and correct.

                                         AKASHIC MEMORIES CORPORATION,
                                         as Subsidiary Guarantor


                                         By: /s/
                                            ------------------------------------

                                         Title:
                                               ---------------------------------


                                         Notice Address:

                                         390 Reed Street
                                         Santa Clara, CA  95050

                                         Telephone:  (408) 988-1409
                                         Telephone:  (408) 727-4928
                                         Attention:  Chief Financial Officer


                                         STRATES SDN. BHD., formerly known as,
                                         AKASHIC KUBOTA TECHNOLOGIES, as
                                         Subsidiary Guarantor


                                         By: /s/
                                            ------------------------------------

                                         Title:
                                               ---------------------------------

                                         Notice Address:

                                         509-G Jalan Abbas
                                         Tanjung Bungah
                                         11200 Penang
                                         Malaysia

                                          STORMEDIA FOREIGN SALES
                                          CORPORATION, as Subsidiary Guarantor


                                          By: /s/
                                             ----------------------------------

                                          Title:
                                                -------------------------------

                                          Notice Address:

                                          59A Kronprindsens Gade
                                          3rd Floor
                                          P.O. Box 1858
                                          St. Thomas, U.S. Virgin Islands

                                    ANNEX I-1